Exhibit 10.46

MASTER SERVICES AGREEMENT

(UNIONIZED LOCATIONS)

BY AND BETWEEN

STONEMOR OPERATING LLC

AND

RICKERT LANDSCAPING, INC.

MASTER SERVICES AGREEMENT

(UNIONIZED LOCATIONS)

This MASTER SERVICES AGREEMENT (UNIONIZED LOCATIONS) (“Master Agreement”) is entered into on April 2, 2020 and made effective as of April 1, 2020 (the “Effective Date”), by and between STONEMOR OPERATING LLC, a Delaware limited liability company (together with its successors or assigns, “Customer”), and RICKERT LANDSCAPING, INC., a Pennsylvania corporation (“Supplier”), an Affiliate of Moon Landscaping, Inc., a Pennsylvania corporation (“Moon”).

RECITALS

1.

Having completed one or more Pilot Periods (as defined in those certain Transition Services Agreements executed by Customer and Moon prior to the date hereof (the “Transition Services Agreements”)), Customer and Supplier now desire to enter into this Master Services Agreement (Unionized Locations), pursuant to which Customer is engaging Supplier to develop, implement and provide all manner of property management and operational services at each of the funeral homes, cemeteries and other properties owned by Customer, the locations of which are identified on Schedule 1 attached hereto and made a part hereof (the “Properties”), in accordance with the roll-out schedule attached hereto as Schedule 1.

2.

The Properties covered by this Master Agreement represent properties where certain of the personnel currently employed by Customer are represented by a union (individually and collectively, the “Union”).  Subject to the terms of this Master Agreement, Supplier agrees to make an offer of employment to certain of Customer’s employees, including those personnel represented by a Union. In connection therewith, Supplier agrees to recognize the Union and adopt each and every collective bargaining agreement to which Union and Customer are bound or enter into new collective bargaining agreements with Union (individually and collectively, the “Collective Bargaining Agreement”).  Rickert Landscaping, Inc. and Moon Landscaping, Inc. are Affiliated entities commonly owned and controlled by the same parent entity (“Parent”).  Rickert Landscaping, Inc. is the entity Parent has designated to handle all Union matters, including entering into or adopting Collective Bargaining Agreements; accordingly, Rickert Landscaping, Inc. is entering into this Master Services Agreement for the provision of Services at Customer’s unionized locations. Concurrently with the execution of this Master Agreement, Customer has entered into a Master Services Agreement with Moon for the provision of Services at Customer’s non-unionized locations.

3.

The purpose and objective of this Agreement is to consolidate all of Customer’s property management and operational responsibilities under one entity, utilizing trained personnel and customized business processes and systems.

4.

Supplier has developed, implemented and provided the Services to Customer at certain Pilot Locations (as defined in the Transition Services Agreements) on a scale similar to that contemplated in this Agreement; has the trained personnel and the business processes and systems necessary to provide the Services to Customer; and desires to provide such Services to Customer.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and promises made by the parties hereto, Customer and Supplier mutually agree to the following terms and conditions:

1.

Structure of Agreement.  The Parties agree to the terms and conditions set forth in this Master Agreement and in the Statement of Work executed by the Parties referencing this Master Agreement. The Statement of Work is incorporated into this Master Agreement, and the applicable portions of this Master Agreement are incorporated into the Statement of Work. The Statements of Work and this Master Agreement are herein collectively referred to as the “Agreement.”

(a)Components of the Agreement. The Agreement consists of:

(i)	the provisions set forth in this Master Agreement and the Exhibits and Schedules referenced herein;
(ii)	the Statement of Work attached hereto as Exhibit B (Statement of Work) and the Schedules referenced therein, with such additions, deletions and modifications as the Parties may agree; and
(iii)	any additional Statements of Work executed by the Parties pursuant to this Master Agreement, including the Schedules referenced in each such Statement of Work.
(b)

Definitions. All capitalized terms used in the Agreement shall have the meanings set forth in Exhibit A (Definitions). Other capitalized terms used in the Agreement are defined where they are used and have the meanings so indicated.

(c)

Statements of Work. The Services will be described in and be the subject of (i) one or more Statements of Work executed by the Parties pursuant to this Master Agreement, and (ii) this Master Agreement.

(d)

Deviations from Master Agreement, Priority. In the event of a conflict, the terms of the Statements of Work shall be governed by the terms of this Master Agreement, unless an individual Statement of Work expressly and specifically notes the deviations from the terms of this Master Agreement. In the event of a conflict, the terms of each Statement of Work shall govern the terms of the Schedules referenced therein. In the event of a conflict, the terms of this Master Agreement shall govern the terms of the Exhibits referenced herein.

2.

Term of Agreement.  The Term of the Agreement will begin as of the Effective Date and will terminate at 11:59 pm Eastern Daylight Time on December 31, 2024, unless terminated earlier pursuant to Section 17 of this Agreement.

3.

The Services.  For purposes of this Agreement, “Services” means (i) services, functions, responsibilities, activities, tasks and projects to be performed by Supplier set forth in the Agreement, as they may evolve and be supplemented and enhanced during the Term; (ii) the functions, responsibilities, activities, tasks and projects not specifically described in the Agreement as a part of Services which are required for the proper performance and provision of the Services or are an inherent part of, or necessary subpart included within, the Services;

(iii) services, functions, responsibilities, activities, tasks and projects that are of a nature and type that would ordinarily be performed by a company in the Customer’s industry sector, even if not specifically described in the Agreement; and (iv) services, functions, responsibilities, activities, tasks and projects routinely performed by the Customer personnel and subcontractors who are transitioned to Supplier, displaced or whose functions were displaced as a result of the Agreement, even if not specifically described in the Agreement.

(a)	Obligation to Provide Services; Scheduling.

(i)

Obligation to Provide Services. Starting on the Effective Date and continuing during the Term, Supplier shall provide the Services described in the Statement of Work to, and perform the Services for, Customer in accordance with the Statement of Work and the Agreement.

(ii)

Responsibilities. Supplier and Customer will each perform their respective duties, obligations and responsibilities (“Responsibilities”) as set forth in each Statement of Work. Customer’s failure to perform a Responsibility will excuse Supplier’s obligation to perform its corresponding obligations under the Agreement only if Supplier provides written notice to Customer of such failure and demonstrates that: (i) Customer’s failure was the direct cause of Supplier’s inability to perform; and (ii) Supplier could not have continued performance by using reasonable methods, activities and procedures. In the event of (i) and (ii), Supplier will be excused from performance of those Services impacted by Customer’s failure to perform only to the extent that, and for so long as, Customer’s failure to perform its Responsibilities prevents Supplier’s performance, and provided that Supplier takes reasonable steps to mitigate the effects of Customer’s failure to perform.

(iii)

Scheduling and Communication.  Customer and Supplier shall schedule Services and track the completion of Services through a mutually acceptable scheduling and performance tracking tool (e.g., Smartsheet), pursuant to which:

(A)	Customer will be responsible for task requests, quality standards and timeline requirements;
(B)	Supplier will be responsible for task scheduling, resource allocation, and current/completion status;
(C)	Each party to assign dedicated resources to manage and maintain access, system privileges and capabilities for their employees; and
(D)	Both parties to embed mutually agreeable performance metrics and customer complaint resolution requirements in the scheduling and performance-tracking tool.

Customer and Supplier agree that Services will be performed in accordance with the Work Order Management System (“WOMS”) attached hereto as Schedule 2, including the Quality Standards described therein.  The WOMS has been prepared by Customer and accepted by Supplier.  Any proposed updates thereto, which, from time to time, may be necessary to reflect any substantive changes therein, will also be prepared by Customer and provided to Supplier (either in print or electronic formats) within a reasonable time prior to the implementation of such changes.  Either Party may, from time to time, request updates or amendments to the WOMS.

(iv)Critical, Time-Sensitive Services; Self-Remedy.  If there is a critical and time-sensitive customer or safety-related Service (e.g., burial) that Supplier is unable to timely perform and/or deliver, and Customer has exhausted all available escalation pathways with Supplier, then, in order to ensure that such Service is handled timely, Customer shall have the right to perform and/or deliver such Service, or engage a Third Party to do so, and all costs and expenses associated therewith that are incurred by Customer will be Supplier’s responsibility and will be deducted from the next Service Fee installment due Supplier.

(b)	Compliance with Laws and Policies.
(i)	Generally. Supplier shall perform the Services in compliance with:
(A)	all Laws applicable to Supplier in its performance and delivery of the Services;
(B)

all Laws applicable to the portion of the operations of the Customer performed by Supplier as part of the Services, just as if the Customer performed the Services itself, as interpreted, augmented and/or modified by the Customer Compliance Directives (collectively, the “Customer Compliance Requirements”); and

(C)	all policies and procedures of general application of the Customer as published by Customer from time to time and delivered to Supplier.
(ii)

Customer Compliance Directives. From time to time Customer may instruct Supplier in writing as to compliance with any of the Customer Compliance Requirements and changes in Supplier’s policies and procedures relating to such compliance (a “Customer Compliance Directive”). Supplier is authorized to act and rely on, and shall promptly implement, each Customer Compliance Directive in the performance and delivery of the Services, subject to the provisions of Section 3(b)(iii) below.

(iii)

Regulatory Changes. Supplier shall, with Customer’s approval and at Supplier’s expense, conform the Services in a timely manner to any changes in the compliance matters referred to in Section (A) above. Supplier shall also, with Customer’s approval, conform the Services in a timely manner to any change in Customer Compliance Requirements (including Customer Compliance Directives).

(c)	Procedures Manuals; Training.
(i)

Content. Supplier shall perform the Services in accordance with the policies and procedures documented in an operational procedures manual to be developed by Supplier (which may include video-taped training materials) on or before May 1, 2020, and subject to the review and written approval of Customer (as approved by Customer, each, a “Procedures Manual”). Procedures Manuals shall be written explicitly and comprehensively enough to enable the Customer to readily understand the Services Supplier is to perform and how such Services will be performed.

(ii)

Updates. Supplier will be responsible for the preparation of the Procedures Manuals and will prepare and provide to Customer, in both print and electronic formats, proposed updates thereto as necessary to reflect any substantive changes therein within a reasonable time prior to the implementation of such changes. Either Party may, from time to time, request updates or amendments to the Procedures Manuals.

(d)

Performance and Service Levels; Partner Meetings. Supplier agrees that the performance of the Services will meet or exceed the “Success Metrics” set forth on Exhibit C attached hereto, and the Service level specifications described in (or attached as a Schedule to) the Statement of Work. In order to evaluate the quality of the Services during the Term, and to identify changes and/or improvements to the overall program, Customer and Supplier will attend monthly review meetings to discuss, among other things, the timing and status of the roll-out schedule, potential changes to the Statement of Work or the Service level specifications, New Services (if any), program improvements and expectations. In addition, Customer and Supplier will attend quarterly business review meetings with executive-level representatives of each Party to discuss, among other things, growth opportunities, program improvements and expectations.

(e)

Disaster Recovery Services.  Supplier shall, within thirty (30) days of the Effective Date or such later timeframe as may be approved by Customer, develop a Disaster Recovery Plan adapted to the provision of the Services, which Supplier shall have the capacity to execute and perform. The Disaster Recovery Plan shall be subject to the review, audit and written approval of Customer. Supplier agrees to implement, maintain and improve the Disaster Recovery Plan as necessary to keep the plan current with applicable industry standards and best practices, or as otherwise necessary to satisfy Supplier’s obligations under the Agreement. Prior to implementing any material change to the Disaster Recovery Plan, Supplier will provide Customer a copy of such change for Customer’s consent.  Upon Supplier’s determination of a disaster or the possibility of the occurrence of a disaster situation, Supplier shall promptly notify Customer and implement the Disaster Recovery Plan. During any disaster, Supplier will notify Customer daily of the status of the disaster. During a disaster, Supplier will not give greater priority to any of its other customers in its recovery efforts than it gives to the Customer. Upon conclusion of a disaster, Supplier will as soon as reasonably practicable, provide Customer with an incident report detailing the reason for the disaster and all actions taken by Supplier to resolve and/or respond to the disaster.

(f)	Hazardous Materials.

(i)

Supplier shall not bring any hazardous materials onto the Properties, except for those used in the ordinary course of landscape services. All hazardous materials brought onto the Properties by Supplier shall be used and disposed of in full compliance with all applicable local, county, state and federal governmental laws and regulations and manufacturer directions.

(ii)	For minor releases of hazardous materials (immaterial quantities of gasoline, oil, antifreeze, etc.), Supplier staff shall:
(A)	Immediately call the appropriate Customer representative at the affected Property to report the spill and document the release of hazardous materials at the location; and

(B)	Use the spill kit (if available at the Property) to clean up the spill (all foreman are to be trained in minor spill containment).
(iii)

In case of a large release, Supplier staff shall immediately report the release to the local fire department or other applicable local agency/department, Supplier’s manager, and the appropriate Customer representative at the affected Property. The fire department or other applicable local agency/department will, at Supplier’s expense if applicable, take over the incident and do one of the following:

(A)	Contain the release of hazardous materials to their ability; or
(B)	Contact a qualified contractor, who will be paid by Supplier to handle larger releases that the fire department or other applicable local agency/department is not capable of handling.
(iv)	For all spills, Supplier shall, at its expense:
(A)	Evacuate employees and bystanders from the area immediately;
(B)	Ensure all people avoid contact with the hazardous materials;
(C)	Control the release to the level of its staff’s training; and
(D)

Retain a qualified contractor or vendor to properly dispose of the hazardous material and document the disposal in accordance with applicable laws or regulations and perform any remediation required by applicable laws or regulations as a result of such release.

4.

New Services. During the Term, Customer may request that Supplier provide New Services. New Services may be activities that are performed on a continuous basis for the remainder of the Term or activities that are performed on a project basis. If, after review of the Statement(s) of Work, it is determined that the service could qualify as an existing Service, then the Parties will treat such service as an existing Service and Supplier will perform such service in accordance with its existing obligation to perform the Services. If the service does not qualify as an existing Service, then that service will be deemed a New Service. To request a New Service, Customer will deliver to Supplier a written request with reasonable detail regarding such service through the scheduling and performance tracking tool described in Section 3(a)(iii) above (the “New Service Request”).

Upon receipt of Customer’s New Service Request, Supplier may prepare and deliver to Customer a written statement (the “New Service Response”) describing any changes in products, services, assignment of personnel and other resources that Supplier believes would be required. No New Service implementation shall occur without the mutual agreement of the Parties to the terms and conditions of such New Service including any additional Service Fee associated therewith. Any agreement of the Parties with respect to New Services will be in writing, will constitute an amendment to the Agreement and shall also become a “Service” and be reflected in a new Statement of Work hereto or in an amendment to the existing Statement of Work hereunder.

5.

Vehicle and Equipment Leasing. The Parties agree that Supplier has leased or will lease from Customer the vehicles and equipment used to service the Properties, identified on Schedule 3 attached hereto (collectively, the “Vehicles and Equipment”), for the duration of the Term.

During the Term, Supplier shall at its sole cost and expense (i) maintain the Vehicles and Equipment in good operating condition, subject to normal wear and tear, and (ii) undertake all repairs and preventive maintenance on the Vehicles and Equipment in accordance with the applicable manufacturer’s recommendations. With respect to those Vehicles and Equipment that may be leased by Customer from third parties, Supplier agrees to utilize said Vehicles and Equipment in a manner that does not render Customer in default under such third party leases. Customer shall be responsible for insuring the Vehicles and Equipment for the duration of the term. Notwithstanding anything to the contrary set forth herein, Customer and Supplier acknowledge and agree that Supplier has been leasing certain of the Vehicles and Equipment since the “Effective Date” identified in each of the prior Transition Services Agreements, and that each party’s respective obligations relative thereto commenced as of such “Effective Date” and will continue for the duration of the Term of this Agreement in accordance with the provisions set forth herein.

Customer will transfer title to all Vehicles and Equipment then owned by Customer to Supplier at the expiration of the Term on December 31, 2024, and thereafter, Supplier shall be solely responsible for all such Vehicles and Equipment.

6.

Services Performed by Customer or Third Parties.  Supplier is engaged by Customer on a non-exclusive basis to provide the Services under the Agreement. Accordingly, Customer retains the right, exercisable in its sole discretion, to perform itself, or retain Third Parties to perform, any service, function, responsibility, activity or task that is within the scope of the Services or would constitute a New Service.

7.

Service Fee; Property Enhancement Budgets: For Services performed during the Term of this Agreement, Customer shall pay Supplier a bi-monthly service fee in the amount set forth on the Pricing Schedule attached hereto as Schedule 4 (the “Service Fee”), which Service Fee is inclusive of all applicable taxes (including sales tax). Invoices shall be due from Supplier on the first (1st) and fifteenth (15th) day of each calendar month, and shall be processed and paid by Customer in the nearest following accounts payable processing cycle.

The Service Fee may be increased by mutual consent of the parties if (1) Customer acquires additional Properties for which Services are needed, or (2) there is a material increase in the scope of Services described in the Statement of Work attached hereto. The Service Fee may be decreased, but only at Customer’s direction, if (1) Customer sells or otherwise disposes of any of the Properties for which Services are being provided, in which event the Service Fee will be decreased by the amount allocated to said Property or Properties as set forth on Schedule 4 attached hereto (subject to the year over year adjustments reflected on Schedule 4), or (2) there is a material reduction in the scope of Services described in the Statement of Work attached hereto, in which event the Service Fee will be decreased by an amount mutually agreed to by Customer and Supplier.

Customer and Supplier shall meet in the fourth quarter of each calendar year to establish a mutually acceptable property enhancement budget for the Properties then covered by this Agreement (each a “Property Enhancement Budget”).  The Property Enhancement Budget shall identify for the following calendar year additional modest Property-specific beautification, appearance enhancing or efficiency-driven projects, together with pricing and timelines associated with these activities, which are outside the normal scope of Services. To the extent there are any additional costs and expenses associated with the projects identified in the Property Enhancement Budget, the parties will cooperate with each other in good faith to determine how such costs and expenses will be allocated between the parties.

8.	Employees.
(a)

Customer shall identify the personnel currently employed by Customer who perform functions related to the Services, and whose positions will be displaced as a result of the Agreement.  Supplier agrees to make an offer of employment to each of the employees so identified, it being understood and agreed that Supplier’s offer of employment will reflect benefits and compensation that are commensurate with those currently offered by Customer to said employees in order to minimize, to the fullest extent possible, employee attrition as a result of the transition contemplated herein.  Employees who accept such offers of employment (each, a “Rehired Employee”) shall become an employee of Supplier as of the Effective Date.  Effective as of the Effective Date, all Rehired Employees shall become employees of Supplier and shall cease to be employees of Customer.  Supplier shall be solely liable for all liabilities and obligations arising out of the employment of such Rehired Employees that arise after the Effective Date, and Customer shall remain liable, to the extent required by applicable Law, for all liabilities and obligations arising out of the employment of such Rehired Employees accrued up to but not including the Effective Date.   For the avoidance of doubt, as to those Rehired Employees engaged by Supplier prior to the date hereof pursuant to the Transition Services Agreements, the term “Effective Date” as used in the preceding sentence shall mean the Effective Date identified in each of the prior Transition Services Agreements.

(b)

Supplier acknowledges and agrees that Rehired Employees may include personnel represented by a Union.  Supplier covenants and agrees to recognize the Union and adopt the Collective Bargaining Agreement or enter into a new Collective Bargaining Agreement with Union to the extent so required.

(c)

Supplier and its employees, affiliates, agents, contractors and subcontractors shall conduct themselves with an appropriate level of decorum when entering, conducting work at, and leaving the Properties and shall perform all Services and New Services in a manner that does not unreasonably disrupt, interfere with or disturb the conduct of Customer’s business or the use or enjoyment of the Properties by Customer or its invitees, licensees or permittees.

(d)	Supplier shall provide all labor, material, equipment and fully-trained personnel necessary to perform the Services at the Properties.

(e)	Supplier shall perform driving and criminal backgrounds on all employees (including all temporary employees or independent consultants) before entry onto the Properties and annually thereafter.

(f)	Supplier is responsible for its employees’ behavior and appropriate appearance at all times, and will require its employees to act professionally and courteously. Supplier shall maintain strict discipline among its employees, affiliates, agents, contractors and subcontractors at all times and will only employ persons with sufficient skill, training, ongoing safety training and experience to perform the tasks for which they are employed.

(g)	Supplier shall have an experienced supervisor on-site at all times when the Services are performed and such supervisor should be bilingual as necessary.

(h)	Supplier shall provide its employees with appropriate uniforms, the style and color of which have been approved by the Customer.

(i)	Supplier is responsible for its own tools and equipment, their maintenance, and ensuring that all equipment remains in proper working order.

(j)

Supplier shall be responsible for ensuring that its employees, affiliates, agents, contractors and subcontractors have received proper training and the appropriate personal protective equipment (such as hard hats, back belts and ear protection) to ensure safety and compliance with all applicable local, county, state and federal governmental laws and regulations (including, without limitation, OSHA).

(k)

All Services shall be performed in a good and workmanlike manner and in accordance with applicable local, county, state and federal governmental laws and regulations (including, without limitation, OSHA) and applicable professional horticulture standards, using appropriately trained, uniformed, and supervised personnel, and properly maintained equipment.

(l)

Any substances applied as part of the Services (including, without limitation, fertilizers, pesticides and herbicides) shall be applied strictly in accordance with all applicable local, county, state and federal governmental laws and regulations by properly licensed personnel, and in accordance with the manufacturer’s directions.

(m)

Supplier shall (and shall cause all subcontractors to), at Supplier’s expense, maintain all applicable licenses and permits necessary for the Services. Supplier shall provide proof of such licenses upon request.

9.

Engagement of Third Parties by Supplier.  If, in the performance of the Services, Supplier determines that it must retain one or more Third Parties to perform certain work, the cost of which exceeds $500.00, Supplier shall notify Customer and Customer shall have the right to approve such engagement, except to the extent the engagement is necessary in the event of an Emergency (as defined below)

If Supplier needs to engage the services of a Third Party in the event of an Emergency and such engagement would be subject to Customer approval as set forth above, Supplier will use commercially reasonable efforts to obtain such approval; provided, however, if Supplier is unable to obtain Customer approval either because a Customer representative is unavailable or the nature of the Emergency is such that it requires immediate action, Supplier will be authorized to expend costs and expenses in excess of $500.00 to the extent necessary to mitigate the impact or consequence of the event on the other Party or the Property and/or stabilize the Emergency. “Emergency” shall mean circumstances in which Supplier believes that human life or the Property is in imminent danger or threatened and which require immediate action to protect the Property against damage or destruction, or prevent the occurrence of accident or injury to persons, so threatened or occurring from any cause. In the event of an Emergency, Supplier shall, as soon as is practicable, but not later than twelve (12) hours thereof, notify Customer of such occurrence and of all actions taken and costs incurred and the reasons therefor.

10.	Covenants.
(a)

Services. Supplier shall render Services using appropriately trained, uniformed, and supervised personnel that have the necessary knowledge, training, skills, experience, qualifications and resources to provide and perform the Services in accordance with the Agreement, and shall render Services in a prompt, professional, diligent, and workmanlike manner, consistent with industry standards applicable to the performance of such Services, utilizing properly maintained equipment.

(b)

Continuous Improvement. Supplier shall diligently and continuously improve the performance and delivery of the Services by Supplier and the elements of the policies, processes, procedures and systems that are used by Supplier to perform and deliver the Services, subject to the approval of Customer.

(c)

Regulatory Approvals. Supplier will timely obtain and maintain all necessary approvals, licenses and permits (required by Law or otherwise) applicable to its business and the provision of the Services.

11.	Representations and Warranties.
(a)	Representations and Warranties of Customer. Customer represents and warrants to Supplier as follows:
(i)

Organization; Power. As of the Effective Date, Customer (i) is a limited liability company, duly organized, validly existing and in good standing under the Laws of the State of Delaware, and (ii) has full limited liability company power to own, lease, license and operate its properties and assets and to conduct its business as currently conducted and to enter into the Agreement.

(ii)

Authorized Agreement. This Agreement has been, and each Statement of Work will be, duly authorized, executed and delivered by Customer and constitutes or will constitute, as applicable, a valid and binding agreement of Customer, enforceable against Customer in accordance with its terms.

(iii)

No Default. Neither the execution and delivery of this Agreement or any Statement of Work by Customer, nor the consummation of the transactions contemplated hereby or thereby, shall result in the breach of any term or provision of, or constitute a default under, any charter provision or bylaw, agreement (subject to any applicable consent), order, or Law to which Customer is a Party or which is otherwise applicable to Customer.

(b)	Representations and Warranties of Supplier. Supplier represents and warrants to Customer as follows:

(i)

Organization; Power. As of the Effective Date, Supplier (i) is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Pennsylvania, and (ii) has full corporate power to own, lease, license and operate its properties and assets and to conduct its business as currently conducted and to enter into the Agreement.

(ii)

Authorized Agreement. This Agreement has been and each Statement of Work will be duly authorized, executed and delivered by Supplier and constitutes or will constitute, as applicable, a valid and binding agreement of Supplier, enforceable against Supplier in accordance with its terms.

(iii)

No Default. Neither the execution and delivery of this Agreement or any Statement of Work by Supplier, nor the consummation of the transactions contemplated hereby or thereby, shall result in the breach of any term or provision of, or constitute a default under, any charter provision or bylaw, agreement (subject to any applicable consent), order or Law to which Supplier is a Party or that is otherwise applicable to Supplier.

(iv)

Consents. Except as otherwise provided in the Agreement, no authorizations or other consents, approvals or notices of or to any Person are required in connection with (i) the execution, delivery and performance by Supplier of the Agreement, (ii) the development, implementation or operation of the equipment and systems necessary for Supplier to perform the Services in accordance with the applicable provisions of the Agreement and in compliance with all applicable Laws and Customer Compliance Requirements and Supplier regulatory requirements, or (iii) the validity and enforceability of the Agreement.

(v)

Performance Warranty. The Services will conform to the description of the Services set forth in each Statement of Work and to general industry standards for the Services and products offered by Supplier pursuant to the Agreement.

(vi)

Equipment. Supplier shall maintain the Equipment so that it operates in accordance with its specifications, including (i) maintaining Equipment in good operating condition, subject to normal wear and tear, and (ii) undertaking repairs and preventive maintenance on Equipment in accordance with the applicable Equipment manufacturer’s recommendations.

(vii)

No Litigation. There is no action, suit, proceeding or investigation pending or, to Supplier’s knowledge, threatened, that questions the validity of the Agreement or Supplier’s right to enter into the Agreement or any Statement of Work or to provide any of the Services.

(c)

Pass-Through Warranties. In the event Supplier purchases or procures any Third Party products or services for the Customer in connection with the provision of the Services, in addition to the foregoing representations, warranties and covenants, Supplier shall pass through or assign to the Customer the rights Supplier obtains from the manufacturers and/or vendors of such products and services (including warranty and indemnification rights), all to the extent that such rights are assignable. To the extent that such rights are not assignable by Supplier, Supplier agrees that the Customer may assert or enforce any right Supplier may have to enforce such representations, warranties and covenants, or if such can only be enforced by Supplier under its own name, upon written request by the Customer, Supplier shall take all reasonable action requested by the Customer to enforce such representations, warranties and covenants.

(d)

Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN ANY STATEMENT OF WORK, THE PARTIES MAKE NO REPRESENTATIONS, WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, REGARDING ANY MATTER, INCLUDING THE MERCHANTABILITY, SUITABILITY, FITNESS FOR A PARTICULAR USE OR PURPOSE, OR RESULTS TO BE DERIVED FROM THE USE OF ANY SERVICE, DELIVERABLES OR OTHER MATERIALS PROVIDED UNDER THIS AGREEMENT.

12.Insurance; Waiver of Subrogation:

(a)

Insurance. During the Term, Supplier will maintain, at Supplier’s sole cost and expense, general liability insurance, automobile liability insurance, and workers’ compensation insurance covering the activities of Supplier and any person or entity acting for or on behalf of Supplier (including, without limitation, the Supplier Parties (as hereinafter defined)) at the Properties and/or in connection with the Services and any Statement of Work.  Such insurance shall be in commercially reasonable amounts.  Evidence of such insurance will be provided to Customer upon signing of this Agreement and thereafter upon request.  Without limiting the foregoing, Supplier agrees to insurance coverage in the following minimum amounts:  (i) Commercial General Liability with limits of not less than $2,000,000.00 per occurrence and $2,000,000.00 in the aggregate, which shall include contractual liability, personal injury protection and completed operations coverage (including coverage for the indemnity clauses provided by Supplier), (ii) Commercial Automobile Liability covering owned, hired and non-owned vehicles with limits of $1,000,000.00 combined single limit each occurrence, and (iii) Workers’ compensation insurance in an amount required by applicable Law.  The insurance described in clauses (i) and (ii) shall include Customer, StoneMor Inc., StoneMor Partners L.P., StoneMor Operating LLC and any additional parties specified by Customer as additional insureds. Each of the above policies will be primary and non-contributory with respect to any policies carried by any additional insured. Any coverage carried by Customer shall be excess insurance. Such insurance shall be placed with reputable insurance companies licensed or authorized to do business in the states in which the Properties are located, and have a minimum Best’s rating of A-/VII.

(b)

Waiver of Subrogation. To the fullest extent permitted by applicable Law, Supplier agrees to look solely to its insurers, and does hereby release and waive any and all rights it has now, or may have in the future, to recover against Customer, or any of its respective trustees, beneficiaries, general or limited partners, directors, officers, agents, servants, subsidiaries, affiliates or employees (collectively, the “Releasees”) for loss or damage to personal property, and for claims of injury to, or death of, employees of Supplier in any way relating to or resulting from the performance of the Services, including claims for contribution, indemnity or reimbursement of worker’s compensation benefits. Supplier hereby agrees that its insurers (and the insurers of any Supplier subcontractors)

shall waive all rights of subrogation with respect to claims against the Releasees arising out of the Services. The Customer does not assume any liability of any nature or kind for bodily injuries or property damages, or any other damages, arising out of Supplier’s performance of the Services.

13.Conduct.  Notwithstanding anything in this Agreement to the contrary, Supplier acknowledges that the Properties are operated as cemeteries, funeral homes and/or related uses and that Supplier and its employees, affiliates, invitees, licensees, agents, consultants, contractors and subcontractors (collectively, the “Supplier Parties”) shall conduct themselves with an appropriate level of decorum when entering, working on, and leaving the Properties.  Supplier and the Supplier Parties shall perform all Services in a manner that does not unreasonably disrupt, interfere with or disturb the conduct of Customer’s business or the use or enjoyment of the Properties by Customer, or its invitees, licensees or permittees.

14.

Cemetery Operations; Burial Issues.  Supplier acknowledges and agrees that Supplier may be required to perform one or more of the following tasks as part of the Services, either independently (without assistance or involvement by Customer), or in conjunction with Customer: (i) garden mapping, pinning, surveying and layout of burial spaces; (ii) excavating graves; (iii) installing vaults, concrete crypts and urns; (iv) opening and closing graves, niches and crypts; (v) setting up markers, crypt bars and niche bars; (vi) maintaining accurate records and (vii) ensuring the accuracy of interments and entombments (collectively, the “Cemetery Operations”).  Supplier further acknowledges and agrees that wrongful burial issues (“Burial Issues”) may result from a failure to follow Cemetery Procedures (defined below) or properly perform the Cemetery Operations, which failure may expose Customer to third party claims by customers of the cemetery and their families.

(a)	Obligations.
(i)

Supplier agrees to perform the Cemetery Operations in accordance with Customer’s established policies and procedures, including, without limitation, Customer’s blind-check process (collectively, the “Cemetery Procedures”).  Supplier will refrain from modifying any of the Cemetery Procedures without Customer’s prior review and approval.

(ii)

In the event Supplier becomes aware of a potential Burial Issue, Supplier shall immediately notify Customer and request further instruction.  Supplier shall not attempt to remedy a potential Burial Issue or take any other corrective action including, by way of example and without any limitation, moving a misplaced pin, without, in each instance, Customer’s prior approval.

(iii)

Supplier agrees to cooperate with, and otherwise assist, Customer in promptly resolving any Burial Issue in the manner and within the timeframe established by Customer in order to mitigate third party claims by customers of the cemetery and their families.

(iv)

To the extent Customer has to defend itself against a third party claim alleging a wrongful burial issue, about which Supplier has knowledge or other relevant information, Supplier agrees to cooperate, and to cause Supplier’s employees to cooperate, with Customer and to provide any such information that Customer may reasonably request regarding such matter.
(b)

Liability. Subject to Customer’s approval rights set forth in Section 14(a) hereof, Supplier shall, at Supplier’s sole cost and expense, correct any and all Burial Issues that occur as a direct or indirect result of Supplier’s acts or omissions, or the acts or omissions of the Supplier Parties.

15.	Repairs.
(a)

Repairs Generally.  Supplier shall, at Supplier’s sole cost and expense, repair and restore any damage to the Properties occurring as a result of the Services or of any act or omission of Supplier or any of the Supplier Parties, including without limitation, replacing any damaged marker, memorial or bench. Supplier will perform such repair or restoration within thirty (30) days of demand by Customer, and if Customer performs such repair or restoration on Supplier’s behalf, Supplier shall pay the costs thereof to Customer within thirty (30) days of the delivery by Customer of an invoice. Customer shall have the right to deduct from payments of the Service Fee the amount of any invoice for damage that has been outstanding for more than thirty (30) days.

(b)

Vault Damage. In the case of vault damage, if such damage occurs during the initial opening of the vault and prior to closing, Supplier is required to replace the damaged vault (or such component thereof, as may be applicable) at Supplier’s sole cost and expense.  If, however, the damage occurs in the course of re-opening the vault, Supplier and Customer will each bear one-half (i.e., 50%) of the cost to replace such damaged vault (or such component thereof, as may be applicable).

This Section shall survive termination of this Agreement.

16.	Independent Contractor/Personnel/Subcontractors; Outsourced Landscaping Agreements.
(a)

Independent Contractor/Personnel/Subcontractors. In providing the Services under this Agreement it is expressly agreed that Supplier is acting as an independent contractor and not as an employee of Customer.  Customer and Supplier acknowledge that this Agreement is exclusively a contract for service.  Subject to Section 8 hereof, Supplier shall have at all times a sufficient number of capable personnel to enable it to perform its duties hereunder.  Only fully qualified, experienced and competent persons shall be assigned to provide the Services. Supplier shall be responsible for the performance of all such personnel and all independent contractors, subcontractors and consultants retained or engaged by Supplier to assist Supplier in performing its duties hereunder.  Supplier shall be responsible for all matters pertaining to the assignment and performance of personnel either employed by Supplier or provided by contract to Supplier to assist Supplier in performing its duties hereunder. Supplier shall be solely responsible for the payment of compensation (including provision for employment taxes, federal, state and local income taxes, workers compensation and any similar taxes) and benefits associated with the employment of Supplier’s personnel. Furthermore, Supplier shall fully comply with all applicable laws and regulations relating to workers’ compensation, social security, income and withholding pay, unemployment insurance, hours of labor, wages, working conditions and other employer-employee related matters with respect to any personnel who are employees of Supplier. In no event shall Customer be the employer of such personnel, contractors and consultants, and Customer shall have no liability to such employees, contractors and consultants for their compensation.  Supplier is responsible for paying, and complying with reporting requirements for, all local, state and federal taxes related to payments made to Supplier under this Agreement.

(b)

Outsourced Landscaping Agreements.  Without limiting anything set forth in clause (a) above, Supplier hereby acknowledges and agrees that Services will be performed at the Outsourced Sites by the applicable third party listed on Schedule 5 until the date specified therein (unless cancelled, terminated or renewed in accordance with the applicable Assigned Agreement), and further reaffirms that all such Services shall adhere to the terms of this Agreement.  During the Term of this Agreement, Supplier will be required to notify Customer, through the WOMS, when a third party is scheduled to perform Services at a Property.  Moreover, not less than once per calendar year, Supplier will provide Customer with an update to Schedule 5, which identifies all of the sites where Services are to be performed by third parties, and the third parties performing such Services; this information will be required whether or not said third parties are engaged pursuant to an Assigned Agreement or a new third-party agreement entered into by Supplier during the Term.

17.	Termination.
(a)	Either Supplier or Customer may terminate this Agreement without cause upon one hundred (180) days’ prior written notice to the other party.
(b)

If either party breaches the terms of this Agreement and fails to cure such breach within ten (10) days after written notice from the non-breaching party specifying such breach, then the non-breaching party may elect to immediately terminate this Agreement by written notice to the breaching party.  In addition to and without limiting the foregoing, if Customer fails to timely pay any undisputed Service Fees due under this Agreement and such failure continues for five (5) business days after written notice, then Supplier thereafter may elect while such failure exists, in its sole discretion, to (i) delay or cancel Services upon written notice to Customer, and/or (ii) immediately terminate this Agreement upon written notice to Customer.  If this Agreement is terminated in accordance with its terms, any Services Fees shall be prorated on a per diem basis for Services performed until the date of termination, and such termination shall not release either party for liability for failure to perform any of the duties or obligations of either party required to be performed prior to such termination or any obligations under this Agreement stated to survive termination.

(c)

Either Supplier or Customer may immediately terminate this Agreement upon written notice to the other party if (i) the other party becomes insolvent or is unable to pay its debts, or makes an assignment for the benefit of creditors, (ii) the other party enters into or files (or has filed or commenced against it) a petition, arrangement, application, action or other proceeding seeking relief or protection under the bankruptcy Laws of the United States or any similar Laws of the United States or any state of the United States or (iii)

all or substantially all of the other party’s property is levied upon or scheduled to be sold in a judicial proceeding.
18.	Indemnities.
(a)

Indemnity by Supplier. Supplier agrees to indemnify and hold harmless Customer, its Affiliates, and the respective current, future and former officers, directors, members, employees, agents, successors and assigns of each of the foregoing, and each of the foregoing persons or entities (the “Customer Indemnitees”) on demand, from and against any and all Losses incurred by any of them, and shall defend the Customer Indemnitees against all Claims arising from or in connection with:

(i)	All Claims arising out of, resulting from or related to the negligence or wrongful acts or omissions of Supplier or any Supplier Parties, or any breach or default by Supplier of this Agreement;
(ii)

all Claims by employees of Supplier or any of its Affiliates or subcontractors arising out of or relating to the Agreement or the Services, except to the extent caused by the gross negligence or willful misconduct of the Customer or any of its Affiliates or subcontractors (but excluding Supplier and Supplier Parties from such exception);

(iii)

all Claims arising out of, resulting from or related to any act or omission of Supplier in its capacity as an employer of an individual and arising out of or relating to (i) federal, state or other Laws or regulations for the protection of individuals who are members of a protected class or category of individuals, (ii) sexual discrimination or harassment, and (iii) any other aspect of the employment relationship or its termination (including claims for breach of an express or implied contract of employment) which arose when the individual asserting the claim, demand, charge, actions, cause of action or other proceeding was or purported to be an employee of, or candidate for employment by, the Supplier;

(iv)

all Claims related to damage to tangible or intangible personal or real property resulting from, arising out of or related to the acts of Supplier or any Supplier Parties that are outside of their provision of the Services while present on the Properties;

(v)

all Claims for personal injuries, death or damage to tangible or intangible personal or real property, including claims of any employee of the Customer, to the extent caused by acts or omissions of Supplier or any Supplier Parties;

(vi)	all Claims arising from a violation of any Law applicable to Supplier and/or any Supplier Party or to the Customer, by Supplier or any Supplier Party;
(vii)	all Claims arising from fraud or theft committed by, or the willful misconduct of, Supplier or any Supplier Party;
(viii)	all Claims for Supplier’s tax liabilities arising from Supplier’s provision of Services;

(ix)

all Claims arising out of the failure of Supplier to obtain, or cause to be obtained, any consent or approval required for the Customer to receive and use the Services, or any component thereof, to the full extent provided in the Agreement;

(x)	all Claims arising out of Supplier’s breach of its obligations under Section 3(b) (Compliance with Laws), or Section 14 (Cemetery Operations; Burial Issues) of the Agreement;
(xi)

all Claims that any personnel supplied by Supplier, its Affiliates and/or their permitted subcontractors under the Agreement is an employee or agent of the Customer, including: (i) the cost of any employee benefits Customer is required to provide to or pay for on behalf of any personnel supplied by Supplier, its Affiliates and/or their permitted subcontractors; and (ii) any Claim brought by any personnel supplied by Supplier, its Affiliates and/or permitted subcontractors against any Customer Indemnitee based upon the employer-employee relationship;

(xii)	any Claims arising out of Supplier’s breach of its representations or warranties set forth in the Agreement; and
(xiii)

all Claims by, or increases in the charges payable to, the Third Party Providers under the Third Party Agreements caused by or arising out of any breach of the Agreement by Supplier or its Affiliates or subcontractors, or failure to properly and timely perform any duty or responsibility that Supplier or any of its Affiliates or subcontractors has under the Agreement, except to the extent caused by any breach of the Agreement by Customer or its Affiliates or contractors (but excluding Supplier and its Affiliates and subcontractors from such exception).

For the avoidance of doubt, Supplier shall be solely liable for, and shall fully indemnify Customer Indemnitees against, any claims arising from injury to, or death of, any Rehired Employee (whether engaged pursuant to the prior Transition Services Agreements or this Agreement) in any way relating to or resulting from the performance of the Services, including claims for contribution, indemnity or reimbursement of worker’s compensation benefits.

(b)

Indemnity by Customer.  Customer agrees to indemnify and hold harmless Supplier, its Affiliates, and the respective current, future and former officers, directors, members, employees, agents, successors and assigns of each of the foregoing, and each of the foregoing persons or entities (the “Supplier Indemnitees”) on demand, from and against any and all Losses incurred by any of them, and shall defend the Suppler Indemnitees against all Claims arising from or in connection with:

(i)	All Claims arising out of, resulting from or related to the negligence or wrongful acts or omissions of Customer or any Customer Parties, or any breach or default by Customer of this Agreement.

This Section shall survive termination of the Agreement.

19.

Limitation of Liability.  NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY SPECIAL, PUNITIVE, EXEMPLARY, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR ANY RESULTING OBLIGATION, WHETHER IN AN ACTION FOR OR ARISING OUT OF BREACH OF CONTRACT, TORT OR ANY OTHER CAUSE OF ACTION (EXCEPT THAT THE

FOREGOING SHALL NOT APPLY TO ANY CLAIMS BY A THIRD PARTY FOR WHICH SUPPLIER IS OBLIGATED TO INDEMNIFY CUSTOMER PURSUANT TO THIS AGREEMENT).  NO DIRECT OR INDIRECT CONSTITUENT MEMBER OF CUSTOMER, NOR ANY TRUSTEE, BENEFICIARY, SHAREHOLDER, PARTNER, MEMBER, MANAGER, OFFICER, DIRECTOR, EMPLOYEE OR OTHER AGENT OF CUSTOMER, SHALL HAVE ANY LIABILITY IN CONNECTION WITH THIS AGREEMENT.

20.

Notices.  All notices, demands, requests, consents, approvals and other communications required or permitted to be given hereunder or which are to be given with respect to this Agreement shall be in writing and delivered personally, by overnight air courier service, by email, or by U.S. certified or registered mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth below, and the same shall be effective upon receipt if delivered personally, one (1) business day after depositing with an overnight air courier, or two (2) business days after depositing in the mail, or immediately, upon transmission (as confirmed by electronic confirmation of transmission generated by the sender’s machine) for any notice given by email:

If to Customer:

c/o StoneMor Partners L.P.

3600 Horizon Boulevard, Suite 100

Trevose, PA 19053

Attn: Tom Connolly

Office: 215-826-2808

Email: tconn@stonemor.com

With a copy to:

c/o StoneMor Partners L.P.

3600 Horizon Boulevard, Suite 100

Trevose, PA 19053

Attn: Lorena L. Trujillo, Assistant General Counsel

Office: 215-826-2865

Email: ltrujillo@stonemor.com

If to Supplier:

Rickert Landscaping, Inc.

c/o Moon Landscaping

145 Moon Rd

Box 673

Chesapeake City, MD 21915

Attn: William Hutchins

V.P. and General in-house Counsel

Office: 443-350-3674

Email: bhutchins@moonlandscaping.com

21.	Miscellaneous.
(a)	Attorneys’ Fees and Costs: In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and costs.
(b)

Waiver of Jury Trial:  THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

(c)

Governing Law; Jurisdiction:  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.  This Agreement shall not be more strictly construed against one party or the other by reason of the rule of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties hereto have participated in the preparation of this Agreement.  Both parties expressly agree that any and all legal proceedings arising under this Agreement will be brought exclusively in the state and federal courts located in the Commonwealth of Pennsylvania.

(d)

Binding Effect:  This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.  Notwithstanding the foregoing, neither this Agreement nor any interest herein may be assigned or transferred, voluntarily or by operation of law, by Supplier without Customer’s prior written consent, which may be withheld in Customer’s sole discretion.

(e)

No Waiver:  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, nor shall a waiver in any instance constitute a waiver in any subsequent instance.  No waiver shall be binding unless executed in writing by the party making the waiver.

(f)

Waiver And Release Of Lien Rights:  To the extent permitted by applicable law, Supplier specifically waives and releases any claims it may have to a lien on or with respect to the Properties or any other assets of Customer, and shall not file any notice of claim or assert any lien or claim of lien with respect to any amounts that may be due to it. Supplier shall, from time to time, execute such lien waivers and releases as may be reasonably required by Customer or to otherwise effectuate this provision.

(g)

Entire Agreement: This Agreement, including any schedules and exhibits attached hereto, shall constitute the entire Agreement between the parties hereto, and no modification thereof shall be effective unless made by supplemental agreement in writing executed by the parties hereto.

(h)

Severability: If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

(i)

Counterparts; Electronic Signatures: This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.  Facsimile and electronically transmitted signatures (such as a PDF) shall for all purposes be treated as originals.

(j)

Rules of Construction. (a) Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (b) the word “including” and words of similar import shall mean “including, without limitation,” (c) provisions shall apply, when appropriate, to successive events and transactions, and (d) the headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of the Agreement.

(k)

Further Assurances. During the Term and at all times thereafter, each Party shall provide to the other Party, at its request, reasonable cooperation and assistance (including the execution and delivery of affidavits, declarations, oaths, assignments, samples, specimens and any other documentation) as necessary to effect the terms of the Agreement.

(l)

Force Majeure. Each Party will be excused from performance under the Agreement for any period and to the extent (and only to the extent) that it is prevented from or delayed in performing any obligations pursuant to the Agreement, in whole or in part, as a result of a Force Majeure Event. If either Party is prevented from, or delayed in performing any of its obligations under the Agreement by a Force Majeure Event, it shall promptly notify the other Party verbally (to be confirmed in writing within twenty-four (24) hours of the inception of the delay) of the occurrence of a Force Majeure Event and describe, in reasonable detail, the circumstances constituting the Force Majeure Event and of the obligations, the performance of which are thereby delayed or prevented. The Party claiming that a Force Majeure Event has occurred shall continue to use commercially reasonable efforts to mitigate the impact or consequence of the event on the other Party and to recommence performance whenever and to whatever extent possible without delay. In the event of any Force Majeure Event, Customer shall not pay any fees in respect of the Services so affected.

[SIGNATURE PAGE FOLLOW

By signing this Agreement in the space provided below, each party hereby represents and confirms that it has full power and authority to enter into this Agreement on its own behalf, and that this Agreement is a legally binding obligation of such party.

CUSTOMER:

STONEMOR OPERATING LLC,

a Delaware limited liability company

By:	/s/ Tom Connolly
Name:	Tom Connolly
Title:	SVP, Business Planning & Operations

[Signatures continue on following page.]

[Signature Page to Master Services Agreement]

SUPPLIER:

RICKERT LANDSCAPING, INC.,

a Pennsylvania corporation

By:	/s/ William Hutchins
Name:	William Hutchins
Title:	President

[Signature Page to Master Services Agreement]

Exhibit A. Definitions.

“Affiliate” means, with respect to a Party, any entity at any tier that controls, is controlled by, or is under common control with that Party. For purposes of this definition, the term “control” (including with correlative meanings, the terms “controlled by” and “under common control with”) means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by trust, management agreement, contract or otherwise.

“Assigned Agreements” means those certain landscaping agreements originally executed by Customer (or an Affiliate thereof) pursuant to which Customer engaged one or more third parties to perform landscaping and other services at the sites identified on Schedule 5 attached hereto (the “Outsourced Sites”).  Customer has assigned to Supplier, and Supplier has assumed from Customer, all of Customer’s right, title and interest in and to Assigned Agreements pursuant to that certain Landscape Services Agreement (Outsourced StoneMor Sites—2020) dated as of December 20, 2019 executed by and between Customer and Supplier.

“Claim” means any civil, criminal, administrative, regulatory or investigative action or proceeding commenced or threatened by a Third Party, including Governmental Authorities and regulatory agencies, however described or denominated.

“Customer Equipment” means those machines, equipment, materials and other components necessary to provide the Services that are owned by Customer.

“Disaster Recovery Plan” means a disaster recovery plan developed by Supplier in accordance with Section 3(e).

“Equipment” means Customer Equipment and Supplier Equipment.

“Force Majeure Event” means an event(s) meeting both of the following criteria:

Caused by any of the following: (a) catastrophic weather conditions or other extraordinary elements of nature or acts of God (other than localized fire or flood); (b) acts of war (declared or undeclared), acts of terrorism, insurrection, riots, civil disorders, rebellion or sabotage; and (c) quarantines, embargoes and other similar unusual actions of federal, provincial, local or foreign Governmental Authorities. Force Majeure Events generally do not include (i) vandalism, (ii) the regulatory acts of Governmental Authorities, (iii) Supplier’s inability to obtain hardware or software, on its own behalf or on behalf of Customer, or its inability to obtain or retain sufficient qualified personnel, except to the extent such inability to obtain hardware or software or retain qualified personnel results directly from the causes outlined above, or (iv) any failure to perform caused solely as a result of a Party’s lack of funds or financial ability or capacity to carry on business; and

The non-performing Party is without fault in causing or failing to prevent the occurrence of such event, and such occurrence could not have been prevented or circumvented through the use of commercially reasonable alternative sources, workaround plans or other means.

“Governmental Authority” means any nation or government, any federal, state, province, territory, city, town, municipality, county, local or other political subdivision thereof or thereto, any quasi-Governmental Authority, and any court, tribunal, arbitral body, taxation authority, department, commission, board, bureau, agency, instrumentality thereof or thereto or otherwise

Exhibit A-1

which exercises executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Law” means all applicable laws (including those arising under common law), statutes, codes, rules, regulations, reporting or licensing requirements, ordinances and other pronouncement having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city, province or other political subdivision, including those promulgated, interpreted or enforced by any Governmental Authority. Law includes Privacy Laws.

“Losses” means any judgments, settlements, awards, losses, charges, liabilities, penalties, interest claims (including Taxes and all related interest and penalties incurred directly with respect thereto), however described or denominated, and all related reasonable costs, expenses and other charges (including all reasonable attorneys’ fees and reasonable internal and external costs of investigations, litigation, hearings, proceedings, document and data productions and discovery, settlement, judgment, award, interest and penalties), however described or denominated.

“New Services” means the functions, responsibilities, activities, tasks and projects outside the scope of the Services that Supplier may provide to the Customer on terms to be agreed upon pursuant to Section 4.

“Party” or “Parties” means Customer and/or Supplier, as parties to the Master Agreement.

“Statement of Work” means a statement of work entered into by the Parties describing the Services to be provided by Supplier under that Statement of Work and the attached Schedules.

“Service Level Agreement” means the schedule to each Statement of Work specifying the Service Level Specifications applicable to the Services described in each such Statement of Work, remedies for Supplier’s failure to comply with such Service Level Specifications, including applicable Service level credits, procedures for modifying and improving Service Level Specifications and related provisions.

“Service Level Specifications” means the standards of performance to be met or exceeded by Supplier in providing the Services, as set forth in the applicable Service Level Agreement.

“Supplier Equipment” means all equipment owned or leased by Supplier that is used, directly or indirectly, to provide the Services.

“Tax” means federal, state and local sales, use and other similar types of transfer taxes or fees, however designated or imposed, which are in the nature of a transaction tax or fee, but not including any taxes, duties or fees imposed on or measured by net or gross income or gross receipts, capital stock or net worth or in the nature of an income, capital, franchise, or net worth tax.

“Third Party” means a business or entity other than the Customer or the Supplier or any of their respective Affiliates.

“Third Party Agreements” means those agreements for which Supplier has undertaken financial, management, operational, use, access and/or administrative responsibility and/or benefit in connection with the provision of the Services, and pursuant to which the Customer has contracted with a Third Party Provider to obtain any Third Party products, software and/or services that will be used, accessed and/or managed in connection with the Services.

Exhibit A-2

“Third Party Provider” means a business or entity other than the Customer or the Supplier or any of their respective Affiliates that provides products, software and/or services under a Third Party Agreement.

Exhibit A-3

Exhibit B (Statement of Work)

(See attached)

Exhibit B

STONEMOR - MOON MSA EXHIBIT B (Statement of Work) & SCHEDULE 2 (Work Order Management System): Cemetery and Funeral Home Maintenance

Cemetery & Funeral Home Maintenance
Events	Category	Descriptions	Instructions	Time Constraints	Urgency	Work Orders	Metrics/Criteria	Success	MTTR - response time and resolution
Scheduled or Unscheduled Events	Space Verificaton	Probbing/Space Verification

GM or ADMIN will find/locate spaces for sales reps and customers. This will include space and lot verification. Space and Lot information will be sent to Supplier.

Supplier will perform any surveying needed for the location.

Blind check procedures: Supplier will perform blind check procedures to avoid compliance issues to avoid missed burials. This blind check procedures will also need to occur for at-need sales or pre need becoming at need

Maintenance will be in charge of locating the lot and placing flags in that spot, the family will then confirm this is the correct spot

Final sign off performed by the location Admin

				<24 hrs	High	GM and/or Admin will submit WO to Supplier	Space Verification	Completed or No	Timing of completion
Unscheduled Events*	Outdoor Cermonies	Setup, Opening/Lowering (Interment Service Prep), Service procedures and Equipment

Prior to the event, supplier will be responsible for the carpeting, putting out chairs, mowing/trimming a ~100 ft radius to the plot prior to the service and setting up tents for the ceremonies, specifications will be defined during the pilot program These events can happen any day and at short notice.

Supplier will be required to have staff in place to service any request

Supplier will be responsible for opening the graves and installing both the vault and casket. In some cases, vaults will have been preinstalled, if damage occurs to vaults, refer to “Replacement” section.

During the service the crew should be mindful of the family and attendees. For example, but not limited to: avoiding the area of the service, noise levels, overall conduct.

Clean up and filling in grave accordingly and Radius for additional treatment completed (~100ft)

Supplier will be responsible to maintain the needed equipment to perform the opening, lowering and closing

				< 24 hrs	High	GM and/or Admin will submit WO to Supplier (All inclusive of the work order)	Set-up completed prior to family arrival	On-time or Delayed	Timing of completion
	Indoor Cermonies	Setup, Entombment, Inurnment

Supplier will be responsible for the set-up of indoor ceremonies. After in- door ceremonies supplier will be responsible for moving the casket to storage until it is installed at scheduled time.

Supplier will be responsible for the opening of the tomb in the mausoleum and entombing the casket, if the cover has not been delivered prior to the service a temporary cover will be installed. Upon delivery of the correct cover the supplier will be responsible for installing these and treating them as a “Scheduled Event”

Supplier will be responsible for placing the urn in the niche, urn lot (depending on the location of the burial). Supplier will then close the lot with either a temp cover installed, or the inscriber will do it after the

				< 24 hrs	High	GM and/or Admin will submit WO to Supplier	Set-up completed prior to family arrival	On-time or Delayed	Timing of completion
Scheduled Events	Vaults	Pre-Installed Vaults

Pre-installed vaults include, opening the grave, installing the vault and fully closing the grave

Supplier will be responsible for scheduling and completing the required number of pre-installed vaults as indicated by (XX) in the defined work order tool. The supplier can use their discretion to schedule and deploy their team. If damage occurs to the installation of vaults, please refer to the

“Replacement” section.

				Installation of the "pre- installed vault" should be within 30 days of Product Delivery Date	Low	GM and/or Admin will submit WO to Supplier	What % of outstanding VICs - preinstalled vaults,	Tracking notifaction of Vault delievery, vaults passed 30 days	Timing of completion
Scheduled Events	Mausoleums/ Columbariums	In-door Installment

Supplier will be responsible for scheduling and completing the installment of covers in the Mausoleums/ Columbariums. The supplier can use their discretion to schedule and deploy their team based on the product deliveries (completed/engraved covers).

				Installation within 2 weeks of Product Delivery Date	Medium	GM and/or Admin will submit WO to Supplier	n/a	n/a	n/a
Scheduled Events	Markers/Bases	in-door or out-door installment

Supplier will be responsible for scheduling and installing bases and makers. Markers/bases/Accessories may not be delivered for the ceremony or at the same time as the base, the supplier will manage and handle both installations and will use their discretion to ensure it is completed in a timely manner, no later than 2 weeks after the delivery of the marker, subject to winter weather conditions. If damage occurs during installation, please refer to the “Replacement” section.

				Installation within 2 weeks of Product Delivery Date	Medium	GM and/or Admin will submit WO to Supplier

New work orders that went uninstalled: markers, headstones. % of backlog that is reduced (marker has been delivered and not installed).

% Any new work orders did they miss , when a markers is delivered must

								Tracking notifications of Markers/bases/c overs for installation, Passes X days	Timing of completion
be installed within 2 weeks is what is currently used
	Correct Cover	Entombment

If the cover has not been delivered prior to the service a temporary cover will be installed. Upon delivery of the correct cover the supplier will be responsible for installing these and treating them as a “Scheduled Event”

				Installation immediate of Product Delivery Date	Medium	Supplier submits WO to GM	n/a	n/a	n/a
Unscheduled Events	Maintenance Inspection	Out of Scope services

Supplier shall monitor the Facilities during their maintenance visits and promptly report to General Manager or designee any needed repair or maintenance work that is outside of the scope of the Services, and shall report to General Manager or designee any vandalism, illegal dumping, or other illegal activity.

				Immediately during inspe	Medium	Supplier submits WO to GM	n/a	n/a	n/a

Cemetery & Funeral Home Maintenance
Events	Category	Descriptions	Instructions	Time Constraints	Urgency	Work Orders	Metrics/Criteria	Success	MTTR - response time and resolution
Scheduled Events	Decorations Holiday / Seasonal Events	Supplier will manage the ordering and setup of seasonal, events, and ordered decorations

Holidays: Supplier will offer the option or provide to all lots, decorations (flags, flowers, etc). StoneMor will provide decorations to be installed by Supplier. Example; flags for memorial day and any holiday that requires decorations other than flowers.

Decorations will be removed at direction of park management or general best practices (IE if flag has fallen upon discovery). All decorations will be maintained and removed in accordance with park regulations.

Supplier will manage orders for all decorations.

Supplier will place flowers/decorations at grave sites when orders are received.

Debris and Litter pick up will be conducted on an ongoing basis

				Installation prior to Holiday / Seasonal Event	Medium	n/a	n/a	n/a	n/a
Scheduled Events	Collecting Caskets	Transportation of caskets from offsite locations to funeral homes	Supplier will be responsible for collecting and delivering caskets from offsite locations when needed.	Date of completion will be enter on WO	Medium	GM and/or Admin will submit WO to Supplier	n/a	n/a	n/a
Scheduled Events	Construction	Buildings, etc.

Supplier will lead the construction of fixtures throughout the park, if proposed project is out of Supplier’s ability, they will find outside vendor. Supplier will work with StoneMor to provide new and innovative ideas to incorporate new fixtures around the park

				TBD	Low	n/a	n/a	n/a	n/a
Scheduled Events	Additional Investment	Improvements

Supplier will provide StoneMor with annual investment ideas to improve the park, as well as a monetary amount that they will contribute. Supplier will propose any improvements directly to their point of contact

A list of proposed improvement shall be provided to StoneMor corporate in preparation for budget cycles each year.

				TBD	Low	n/a	n/a	n/a	n/a
Scheduled Events	Replacement (Damage to Markers, Benches Etc.)	Markers, Benches, Granite Cover, Vaults

In the result of damage to Markers, supplier will be required to file replacement order and cover replacement cost. Markers, Benches, etc. should be ordered by us and reimbursed or put on a new account. Many times, reasonable alternative must be discussed with families.

In the result of damage to granite covers during the installation in Mausoleums/ Columbariums, suppliers will file replacement orders and cover replacement costs.

If damage occurs during the initial opening of the vault and prior to closing, the Supplier is required to cover 100% of the cost.

If damage occurs when reopening of the vault, the Supplier and StoneMor will split the cost 50/50

				Immediate	High	Supplier submits WO to GM	Repair Completion	Tracking notifactions of Markers/bases/c overs for installation, Passes X days	Timing of completion
Scheduled Events	In Door Facility Maintenance (Cleaning, repairing etc.)	Mausoleum Cleaning

Walk-thru Mausoleum buildings to check on and ensure cleanliness of bathrooms, that all lightbulbs are operational and that entrances are clear of debris. All fixtures are free of cobwebs and dust. Floors swept and mopped.

				Immediate	Medium	n/a	Clean-up completed within a reasonable time period	Completed or No	Timing of completion
Scheduled Events	General Facility Maintenance (Cleaning, repairing etc.)	Park, Buildings etc.

Supplier will utilize staff to maintain a clean and neat appearance in the park. Included are “as necessary” services, not limited to, power washing buildings and features, touch up of features throughout the park (i.e. painting and cleaning), additional services that will enhance the appearance of the building (not including capital expense projects), such as paint touch up, minor repairs and rinsing windows and doors.

Supplier will provide services to maintain inside the building including but not limited to: lightbulb replacement, minimal plumbing, cleaning, if supplier is not capable of these services they will provide an outside vendor and will follow the approval process for the fee.

				Immediately during General Cleaning	Medium	GM and/or ADMIN submit WO along with issue	Work orders - minor (light bulb, cleaning) Work orders - major (urgent matters)	Work order system	Timing of completion
Scheduled Events	Pest Control	Indoor & Outdoor	Supplier will handle or outsource any necessary pest control for both indoor facilities and around the park.	Immediate	Low	Supplier submits WO to GM	n/a	n/a	n/a
Unscheduled Events	Complaints	All Maintenance Issue Complaints	Customer Complaints received about Maintenance issues (Mausleum is dirty, damage marker etc)	<24 hrs	High	GM and/or ADMIN submit WO along with the type of complaint	Resolution Time	Completed or No	Timing of completion

*Time Sensitive: These events will be requested and needed to be completed on short notice, please take this into consideration when quoting and scheduling. These events can happen any day and within 24 hours. Supplier will be required

STONEMOR - MOON MSA EXHIBIT B (Statement of Work) & SCHEDULE 2 (Work Order Management System): Cemetery and Funeral Home Landscaping

Cemetery & Funeral Home Landscaping
Events	Category	Descriptions	Instructions	Urgency	Work Orders	Metrics/ Criteria	Success	MTTR - response time and resolution
Scheduled	Grounds	Physical Inspection prior to mowing and/or trimming Damaged Irrigation Heads Loss or Misplaced flowers

Irrigation heads are retracted, remove trash and foreign debris but not limited to, items such as limbs, sticks, wilted flowers placed by visitors, silk and /or plastic flowers placed on ground

Flag damaged or broken irrigation heads and submit WO to GM.

Return to a permanet vase if it can be identifed.

Unmatched flowers sent back to Maintenance area for storage and/or disposed as directed by GM.

Broken or malfunctioning vases will be marked with colored flags to avoid futher damage.

				Medium	Supplier submits WO to GM	n/a	n/a	n/a
Inclement Weather on schedule mowing day

Mowing will follow the next acceptable mowing day.

If grounds are too wet to allow acceptable mowing NO mowing will occur. (Tracking or ruttinging of the site is Unacceptable)

If slightly wet conditions during mowing, do track clipping and / or mud on hard surfaces. If occurs supplier will clean up.

				Medium	n/a	n/a	n/a	n/a
Mowing

Produce an even appearance with high and low spots.

Adjust mowing heights throughout the year as specified by the GM.

GM reserves the right to refuse the use of a mower on contracted property if mower is not producing acceptly even finish.

Maintenance yards will be maintained in accordance with level “C” turf area standards. Unless in view of areas of area(s) A

Turf in land care levels A, B and C will be mowed evenly at a height suitable to the turf variety, but will be allowed to grow exceedingly tall above

				Medium	n/a	n/a	n/a	n/a
Trimming and / or Edging

Trimming and/or edging around all fixed objects (excluding monuments and markers) will occur at each scheduled mowing cycle regardless of assigned maintenance “land care level”.

Fixed objects include but are not limited to pavement edges and curbs, light poles, sign posts, trees (specified by General Manager or designee), walls and fences, sidewalks an

Trimming and/ or edging around monuments and / or markers will occur at each scheduled mowing cycle in land care level “A” and every other cycle regardless of assigned “land care level”.

				Medium	n/a	n/a	n/a	n/a
Condition of Bushes & Trees (Dead, removal and/or replace)

Provider will inspect bushes/trees and maintain a canopy of 10 feet above ground level in all areas of the park where foot traffic occurs.

Dead branches are to be removed and dying/diseased trees are to be identified and brought to the attention of the park staff.

If any trees die or require removal, the supplier will suggest replacement options.

				Medium	n/a	n/a	n/a	n/a
		Hardscape and landscape	Hardscape and landscape bed maintenance (including paving cracks and crevices) will include removal of grass, weeds or other unwanted plant material by either manual or chemical means.	Medium	n/a	n/a	n/a	n/a
		Turf applications	Turf applications will be performed for weed and broadleaf control at the providers discretion based on best practices to manage weed growth and enhance the quality of the turf.	Medium	n/a	n/a	n/a	n/a
		Grave Leveling	Supplier will be responsible to level any graves monuments and markers that impact the appearance of the park	Medium	n/a	n/a	n/a	n/a
		Ground Inspections	Supplier will perform regular inspections and grounds walk throughs to confirm the parks are maintained to the agreed upon standards	Medium	n/a	n/a	n/a	n/a
		Seasonal Planting of Flowe	Supplier will be responsible for seasonal planting of flowers that impact the appearance of the park	Medium	n/a	n/a	n/a	n/a

Cemetery & Funeral Home Landscaping
Events	Category	Descriptions	Instructions	Urgency	Work Orders	Metrics/ Criteria	Success	MTTR - response time and resolution
Roadways / Sidewa		Snow Plowing

When snow has fallen no trimming or mowing is needed.

Supplier will take necessary steps to avoid any damage to the roads and grounds, if any damage occurs supplier will be responsible to repair.

Snow events will include pre-treatment with salt and plowing as necessary to maintain safe roadways and walkways.

The Supplier is responsible for maintaining clean and safe sidewalks, roadways, fire lanes, doorways, roads throughout the site, entrances to the site, and pathways. In order to ensure that these tasks are performed in a timely manner, the Supplier, and any Supplier they may supplement their work with, is required to be available curing the site business hours. If at  any time inclement weather is present, the Supplier shall provide the necessary labor, equipment, and materials to remove ice and snow from  the sites listed in this contract in a safe and timely fashion.   In addition,  the Supplier is to be responsible for any damage caused to any of the sites listed in the contract during the course of snow removal. This damage includes, but is not limited to; concrete or asphalt damage to roadways, walkways, curbs, concrete bollards, stone buffers, edging, turf, plant material, signage and markers. Additionally, any damage caused should be reported in the Work Order tool within 24 hours.

Supplier will be prepared at each site to service and maintain a safe standard at the site, during the cemetery business hours.

Supplier will be responsible for managing and determining how often follow-up service is needed, Supplier should maintain the standard of cleaned roads, walkways, etc, regardless of the duration.

Supplier will use the necessary de-icing material that is approved for that location/state, the supplier will cover the cost of the material.

				High	Supplier submits WO to GM for any damages due to snow removal	n/a	n/a	n/a
Unscheduled	Complaints	All Ground Complaints	Customer complaints received about the conditions of the Grounds(Headstone dirty, Mausoleum floors dirty, Grass not cut etc)	High	GM and/or ADMIN submit WO along with the type of complaint	Reduced number of complaints	Complaint systems	Timing for resolution

The expectation is that the Supplier and StoneMor mutually define and agree upon standards for ‘A’, ‘B’ and ‘C’ areas, and the Supplier will provide the work needed to maintain these standards.

Mowing: Defined standards for 3 levels

A Level – will stay between 3 – 4 inches, frequency of cuts at supplier’s discretion

B Level – will stay between 3 – 5 inches, frequency of cuts at supplier’s discretion

C Level – will stay between 3 – 7 inches, frequency of cuts at supplier’s discretion

Trimming/edging: Defined standards for 3 levels this cost will be included in the cost per acre

A Level – all areas in the A level section should remain neatly trimmed; frequency of services at supplier’s discretion

B Level – Should remain a consistent appearance and not appear overgrown.

C Level – Should remain manageable. Visible C Level areas to the general public should be maintained as a B Level.

Additional Landscape: Hedges, Flowers, Trees

Supplier will maintain the front entrance of all parks to a high standard, this will include flowers, decorations, trimming of hedges, etc. Additional landscaping throughout the park will be defined by A, B, C level standards below.

A Level – Hedges shall maintain a neat and clean appearance upon inspection after each service.

B Level – Should be trimmed once at the beginning of the season and again at the end of the season to maintain a nice consistent appearance.

C Level – Should be trimmed as needed to eliminate an unkept appearance or if a safety hazard is present.

Supplier will propose new opportunities/recommendations that can improve the parks (including possibility of joint investment)

Tree Work

Supplier will do necessary maintenance to keep all trees alive and trimmed based on the standards defined for A, B, C level areas of the park.

A Level

B Level

C Level

Exhibit C (Success Metrics)

(See attached)

Exhibit C

Schedule 1 (Properties & Roll-Out Schedule)

(See attached)

Schedule 1

STONEMOR - MOON MSA SCHEDULES 1 & 5

						StoneMor Field Organization			Moon Organization
3 Digit #	4 Digit #	Name	Address	Rollout Date	Outsourced Status	Division	Area	Cluster	Region	Sub-Region

450	5637	Allegheny County Memorial Park	1600 Duncan Avenue Allison Park, PA 15101	5/11/2020	YES	North	NA2	NC08	R3	North Pittsburgh
454	5618	Greenlawn Burial Estates	731 West Old Route 422 Butler, PA 16001	5/11/2020	YES	North	NA2	NC08	R3	North Pittsburgh
458	5622	Lawn Haven Burial Estates	1290 Butler Road Worthington, PA 16262	5/11/2020	YES	North	NA2	NC08	R3	North Pittsburgh
472	5636	Lakewood Memorial Park	943 Rt 910 Cheswick, PA 15024	5/11/2020	YES	North	NA2	NC08	R3	North Pittsburgh
461	5625	Erie County Memorial Park	7880 Edinboro Road Erie, PA 16509	5/11/2020	NO	North	NA2	NC08	R3	North Pittsburgh
467	5631	Mt. Royal Memorial Park	2700 Mt. Royal Blvd. Glenshaw, PA 15116	5/11/2020	YES	North	NA2	NC08	R3	North Pittsburgh
465	5629	Roselawn Memorial Gardens - PA	17045 Conneaut Lake Road Meadville, PA 16335	5/11/2020	NO	North	NA2	NC08	R3	North Pittsburgh
452	5616	Woodlawn Cemetery	450 Penn Avenue Aliquippa, PA 15001	5/11/2020	YES	North	NA2	NC07	R3	North Pittsburgh
456	5620	Pinewood Memorial Park	20950 Rte 19 Cranberry Twp., PA 16066	5/11/2020	YES	North	NA2	NC08	R3	North Pittsburgh
603	603	Rolling Green Cemetery	1008 West Chester Pike West Chester, PA 19382	4/16/2020	YES	North	NA3	NC10	R4	Philadelphia - Non AOP
252	252	Hillside Cemetery	2556 Susquehana Rd Roslyn, PA 19001	4/16/2020	YES	North	NA1	NC01	R4	Philadelphia - Non AOP
108	2163	Mt. Lebanon Cemetery	485B Route 1 South, Suite 340	6/29/2020	YES	North	NA4	NC11	R4	New Jersey
214	214	Woodlawn Memorial Park-IL	23060 West Jeﬀerson St Joliet, IL 60431	5/11/2020	YES	South	SA4	SC39	R1	Chicago
215	215	Woodlawn Memorial Park II-IL	22500 West Jeﬀerson St Joliet, IL 60431	5/11/2020	YES	South	SA4	SC39	R1	Chicago
401	401	Sunset Hill Cemetery	50 Fountain Drive Glen Carbon, IL 62034	5/18/2020	NO	South	SA4	SC37	R1	West

Schedule 2 (Work Order Management System)

(See attached)

Schedule 2

STONEMOR - MOON MSA EXHIBIT B (Statement of Work) & SCHEDULE 2 (Work Order Management System): Cemetery and Funeral Home Maintenance

Cemetery & Funeral Home Maintenance
Events	Category	Descriptions	Instructions	Time Constraints	Urgency	Work Orders	Metrics/Criteria	Success	MTTR - response time and resolution
Scheduled or Unscheduled Events	Space Verificaton	Probbing/Space Verification

GM or ADMIN will find/locate spaces for sales reps and customers. This will include space and lot verification. Space and Lot information will be sent to Supplier.

Supplier will perform any surveying needed for the location.

Blind check procedures: Supplier will perform blind check procedures to avoid compliance issues to avoid missed burials. This blind check procedures will also need to occur for at-need sales or pre need becoming at need

Maintenance will be in charge of locating the lot and placing flags in that spot, the family will then confirm this is the correct spot

Final sign off performed by the location Admin

				<24 hrs	High	GM and/or Admin will submit WO to Supplier	Space Verification	Completed or No	Timing of completion
Unscheduled Events*	Outdoor Cermonies	Setup, Opening/Lowering (Interment Service Prep), Service procedures and Equipment

Prior to the event, supplier will be responsible for the carpeting, putting out chairs, mowing/trimming a ~100 ft radius to the plot prior to the service and setting up tents for the ceremonies, specifications will be defined during the pilot program These events can happen any day and at short notice.

Supplier will be required to have staff in place to service any request

Supplier will be responsible for opening the graves and installing both the vault and casket. In some cases, vaults will have been preinstalled, if damage occurs to vaults, refer to “Replacement” section.

During the service the crew should be mindful of the family and attendees. For example, but not limited to: avoiding the area of the service, noise levels, overall conduct.

Clean up and filling in grave accordingly and Radius for additional treatment completed (~100ft)

Supplier will be responsible to maintain the needed equipment to perform the opening, lowering and closing

				< 24 hrs	High	GM and/or Admin will submit WO to Supplier (All inclusive of the work order)	Set-up completed prior to family arrival	On-time or Delayed	Timing of completion
	Indoor Cermonies	Setup, Entombment, Inurnment

Supplier will be responsible for the set-up of indoor ceremonies. After in- door ceremonies supplier will be responsible for moving the casket to storage until it is installed at scheduled time.

Supplier will be responsible for the opening of the tomb in the mausoleum and entombing the casket, if the cover has not been delivered prior to the service a temporary cover will be installed. Upon delivery of the correct cover the supplier will be responsible for installing these and treating them as a “Scheduled Event”

Supplier will be responsible for placing the urn in the niche, urn lot (depending on the location of the burial). Supplier will then close the lot with either a temp cover installed, or the inscriber will do it after the

				< 24 hrs	High	GM and/or Admin will submit WO to Supplier	Set-up completed prior to family arrival	On-time or Delayed	Timing of completion
Scheduled Events	Vaults	Pre-Installed Vaults

Pre-installed vaults include, opening the grave, installing the vault and fully closing the grave

Supplier will be responsible for scheduling and completing the required number of pre-installed vaults as indicated by (XX) in the defined work order tool. The supplier can use their discretion to schedule and deploy their team. If damage occurs to the installation of vaults, please refer to the

“Replacement” section.

				Installation of the "pre- installed vault" should be within 30 days of Product Delivery Date	Low	GM and/or Admin will submit WO to Supplier	What % of outstanding VICs - preinstalled vaults,	Tracking notifaction of Vault delievery, vaults passed 30 days	Timing of completion
Scheduled Events	Mausoleums/ Columbariums	In-door Installment

Supplier will be responsible for scheduling and completing the installment of covers in the Mausoleums/ Columbariums. The supplier can use their discretion to schedule and deploy their team based on the product deliveries (completed/engraved covers).

				Installation within 2 weeks of Product Delivery Date	Medium	GM and/or Admin will submit WO to Supplier	n/a	n/a	n/a
Scheduled Events	Markers/Bases	in-door or out-door installment

Supplier will be responsible for scheduling and installing bases and makers. Markers/bases/Accessories may not be delivered for the ceremony or at the same time as the base, the supplier will manage and handle both installations and will use their discretion to ensure it is completed in a timely manner, no later than 2 weeks after the delivery of the marker, subject to winter weather conditions. If damage occurs during installation, please refer to the “Replacement” section.

				Installation within 2 weeks of Product Delivery Date	Medium	GM and/or Admin will submit WO to Supplier

New work orders that went uninstalled: markers, headstones. % of backlog that is reduced (marker has been delivered and not installed).

% Any new work orders did they miss , when a markers is delivered must

								Tracking notifications of Markers/bases/c overs for installation, Passes X days	Timing of completion
be installed within 2 weeks is what is currently used
	Correct Cover	Entombment

If the cover has not been delivered prior to the service a temporary cover will be installed. Upon delivery of the correct cover the supplier will be responsible for installing these and treating them as a “Scheduled Event”

				Installation immediate of Product Delivery Date	Medium	Supplier submits WO to GM	n/a	n/a	n/a
Unscheduled Events	Maintenance Inspection	Out of Scope services

Supplier shall monitor the Facilities during their maintenance visits and promptly report to General Manager or designee any needed repair or maintenance work that is outside of the scope of the Services, and shall report to General Manager or designee any vandalism, illegal dumping, or other illegal activity.

				Immediately during inspe	Medium	Supplier submits WO to GM	n/a	n/a	n/a

Cemetery & Funeral Home Maintenance
Events	Category	Descriptions	Instructions	Time Constraints	Urgency	Work Orders	Metrics/Criteria	Success	MTTR - response time and resolution
Scheduled Events	Decorations Holiday / Seasonal Events	Supplier will manage the ordering and setup of seasonal, events, and ordered decorations

Holidays: Supplier will offer the option or provide to all lots, decorations (flags, flowers, etc). StoneMor will provide decorations to be installed by Supplier. Example; flags for memorial day and any holiday that requires decorations other than flowers.

Decorations will be removed at direction of park management or general best practices (IE if flag has fallen upon discovery). All decorations will be maintained and removed in accordance with park regulations.

Supplier will manage orders for all decorations.

Supplier will place flowers/decorations at grave sites when orders are received.

Debris and Litter pick up will be conducted on an ongoing basis

				Installation prior to Holiday / Seasonal Event	Medium	n/a	n/a	n/a	n/a
Scheduled Events	Collecting Caskets	Transportation of caskets from offsite locations to funeral homes	Supplier will be responsible for collecting and delivering caskets from offsite locations when needed.	Date of completion will be enter on WO	Medium	GM and/or Admin will submit WO to Supplier	n/a	n/a	n/a
Scheduled Events	Construction	Buildings, etc.

Supplier will lead the construction of fixtures throughout the park, if proposed project is out of Supplier’s ability, they will find outside vendor. Supplier will work with StoneMor to provide new and innovative ideas to incorporate new fixtures around the park

				TBD	Low	n/a	n/a	n/a	n/a
Scheduled Events	Additional Investment	Improvements

Supplier will provide StoneMor with annual investment ideas to improve the park, as well as a monetary amount that they will contribute. Supplier will propose any improvements directly to their point of contact

A list of proposed improvement shall be provided to StoneMor corporate in preparation for budget cycles each year.

				TBD	Low	n/a	n/a	n/a	n/a
Scheduled Events	Replacement (Damage to Markers, Benches Etc.)	Markers, Benches, Granite Cover, Vaults

In the result of damage to Markers, supplier will be required to file replacement order and cover replacement cost. Markers, Benches, etc. should be ordered by us and reimbursed or put on a new account. Many times, reasonable alternative must be discussed with families.

In the result of damage to granite covers during the installation in Mausoleums/ Columbariums, suppliers will file replacement orders and cover replacement costs.

If damage occurs during the initial opening of the vault and prior to closing, the Supplier is required to cover 100% of the cost.

If damage occurs when reopening of the vault, the Supplier and StoneMor will split the cost 50/50

				Immediate	High	Supplier submits WO to GM	Repair Completion	Tracking notifactions of Markers/bases/c overs for installation, Passes X days	Timing of completion
Scheduled Events	In Door Facility Maintenance (Cleaning, repairing etc.)	Mausoleum Cleaning

Walk-thru Mausoleum buildings to check on and ensure cleanliness of bathrooms, that all lightbulbs are operational and that entrances are clear of debris. All fixtures are free of cobwebs and dust. Floors swept and mopped.

				Immediate	Medium	n/a	Clean-up completed within a reasonable time period	Completed or No	Timing of completion
Scheduled Events	General Facility Maintenance (Cleaning, repairing etc.)	Park, Buildings etc.

Supplier will utilize staff to maintain a clean and neat appearance in the park. Included are “as necessary” services, not limited to, power washing buildings and features, touch up of features throughout the park (i.e. painting and cleaning), additional services that will enhance the appearance of the building (not including capital expense projects), such as paint touch up, minor repairs and rinsing windows and doors.

Supplier will provide services to maintain inside the building including but not limited to: lightbulb replacement, minimal plumbing, cleaning, if supplier is not capable of these services they will provide an outside vendor and will follow the approval process for the fee.

				Immediately during General Cleaning	Medium	GM and/or ADMIN submit WO along with issue	Work orders - minor (light bulb, cleaning) Work orders - major (urgent matters)	Work order system	Timing of completion
Scheduled Events	Pest Control	Indoor & Outdoor	Supplier will handle or outsource any necessary pest control for both indoor facilities and around the park.	Immediate	Low	Supplier submits WO to GM	n/a	n/a	n/a
Unscheduled Events	Complaints	All Maintenance Issue Complaints	Customer Complaints received about Maintenance issues (Mausleum is dirty, damage marker etc)	<24 hrs	High	GM and/or ADMIN submit WO along with the type of complaint	Resolution Time	Completed or No	Timing of completion

*Time Sensitive: These events will be requested and needed to be completed on short notice, please take this into consideration when quoting and scheduling. These events can happen any day and within 24 hours. Supplier will be required

STONEMOR - MOON MSA EXHIBIT B (Statement of Work) & SCHEDULE 2 (Work Order Management System): Cemetery and Funeral Home Landscaping

Cemetery & Funeral Home Landscaping
Events	Category	Descriptions	Instructions	Urgency	Work Orders	Metrics/ Criteria	Success	MTTR - response time and resolution
Scheduled	Grounds	Physical Inspection prior to mowing and/or trimming Damaged Irrigation Heads Loss or Misplaced flowers

Irrigation heads are retracted, remove trash and foreign debris but not limited to, items such as limbs, sticks, wilted flowers placed by visitors, silk and /or plastic flowers placed on ground

Flag damaged or broken irrigation heads and submit WO to GM.

Return to a permanet vase if it can be identifed.

Unmatched flowers sent back to Maintenance area for storage and/or disposed as directed by GM.

Broken or malfunctioning vases will be marked with colored flags to avoid futher damage.

				Medium	Supplier submits WO to GM	n/a	n/a	n/a
Inclement Weather on schedule mowing day

Mowing will follow the next acceptable mowing day.

If grounds are too wet to allow acceptable mowing NO mowing will occur. (Tracking or ruttinging of the site is Unacceptable)

If slightly wet conditions during mowing, do track clipping and / or mud on hard surfaces. If occurs supplier will clean up.

				Medium	n/a	n/a	n/a	n/a
Mowing

Produce an even appearance with high and low spots.

Adjust mowing heights throughout the year as specified by the GM.

GM reserves the right to refuse the use of a mower on contracted property if mower is not producing acceptly even finish.

Maintenance yards will be maintained in accordance with level “C” turf area standards. Unless in view of areas of area(s) A

Turf in land care levels A, B and C will be mowed evenly at a height suitable to the turf variety, but will be allowed to grow exceedingly tall above

				Medium	n/a	n/a	n/a	n/a
Trimming and / or Edging

Trimming and/or edging around all fixed objects (excluding monuments and markers) will occur at each scheduled mowing cycle regardless of assigned maintenance “land care level”.

Fixed objects include but are not limited to pavement edges and curbs, light poles, sign posts, trees (specified by General Manager or designee), walls and fences, sidewalks an

Trimming and/ or edging around monuments and / or markers will occur at each scheduled mowing cycle in land care level “A” and every other cycle regardless of assigned “land care level”.

				Medium	n/a	n/a	n/a	n/a
Condition of Bushes & Trees (Dead, removal and/or replace)

Provider will inspect bushes/trees and maintain a canopy of 10 feet above ground level in all areas of the park where foot traffic occurs.

Dead branches are to be removed and dying/diseased trees are to be identified and brought to the attention of the park staff.

If any trees die or require removal, the supplier will suggest replacement options.

				Medium	n/a	n/a	n/a	n/a
		Hardscape and landscape	Hardscape and landscape bed maintenance (including paving cracks and crevices) will include removal of grass, weeds or other unwanted plant material by either manual or chemical means.	Medium	n/a	n/a	n/a	n/a
		Turf applications	Turf applications will be performed for weed and broadleaf control at the providers discretion based on best practices to manage weed growth and enhance the quality of the turf.	Medium	n/a	n/a	n/a	n/a
		Grave Leveling	Supplier will be responsible to level any graves monuments and markers that impact the appearance of the park	Medium	n/a	n/a	n/a	n/a
		Ground Inspections	Supplier will perform regular inspections and grounds walk throughs to confirm the parks are maintained to the agreed upon standards	Medium	n/a	n/a	n/a	n/a
		Seasonal Planting of Flowe	Supplier will be responsible for seasonal planting of flowers that impact the appearance of the park	Medium	n/a	n/a	n/a	n/a

Cemetery & Funeral Home Landscaping
Events	Category	Descriptions	Instructions	Urgency	Work Orders	Metrics/ Criteria	Success	MTTR - response time and resolution
Roadways / Sidewa		Snow Plowing

When snow has fallen no trimming or mowing is needed.

Supplier will take necessary steps to avoid any damage to the roads and grounds, if any damage occurs supplier will be responsible to repair.

Snow events will include pre-treatment with salt and plowing as necessary to maintain safe roadways and walkways.

The Supplier is responsible for maintaining clean and safe sidewalks, roadways, fire lanes, doorways, roads throughout the site, entrances to the site, and pathways. In order to ensure that these tasks are performed in a timely manner, the Supplier, and any Supplier they may supplement their work with, is required to be available curing the site business hours. If at  any time inclement weather is present, the Supplier shall provide the necessary labor, equipment, and materials to remove ice and snow from  the sites listed in this contract in a safe and timely fashion.   In addition,  the Supplier is to be responsible for any damage caused to any of the sites listed in the contract during the course of snow removal. This damage includes, but is not limited to; concrete or asphalt damage to roadways, walkways, curbs, concrete bollards, stone buffers, edging, turf, plant material, signage and markers. Additionally, any damage caused should be reported in the Work Order tool within 24 hours.

Supplier will be prepared at each site to service and maintain a safe standard at the site, during the cemetery business hours.

Supplier will be responsible for managing and determining how often follow-up service is needed, Supplier should maintain the standard of cleaned roads, walkways, etc, regardless of the duration.

Supplier will use the necessary de-icing material that is approved for that location/state, the supplier will cover the cost of the material.

				High	Supplier submits WO to GM for any damages due to snow removal	n/a	n/a	n/a
Unscheduled	Complaints	All Ground Complaints	Customer complaints received about the conditions of the Grounds(Headstone dirty, Mausoleum floors dirty, Grass not cut etc)	High	GM and/or ADMIN submit WO along with the type of complaint	Reduced number of complaints	Complaint systems	Timing for resolution

The expectation is that the Supplier and StoneMor mutually define and agree upon standards for ‘A’, ‘B’ and ‘C’ areas, and the Supplier will provide the work needed to maintain these standards.

Mowing: Defined standards for 3 levels

A Level – will stay between 3 – 4 inches, frequency of cuts at supplier’s discretion

B Level – will stay between 3 – 5 inches, frequency of cuts at supplier’s discretion

C Level – will stay between 3 – 7 inches, frequency of cuts at supplier’s discretion

Trimming/edging: Defined standards for 3 levels this cost will be included in the cost per acre

A Level – all areas in the A level section should remain neatly trimmed; frequency of services at supplier’s discretion

B Level – Should remain a consistent appearance and not appear overgrown.

C Level – Should remain manageable. Visible C Level areas to the general public should be maintained as a B Level.

Additional Landscape: Hedges, Flowers, Trees

Supplier will maintain the front entrance of all parks to a high standard, this will include flowers, decorations, trimming of hedges, etc. Additional landscaping throughout the park will be defined by A, B, C level standards below.

A Level – Hedges shall maintain a neat and clean appearance upon inspection after each service.

B Level – Should be trimmed once at the beginning of the season and again at the end of the season to maintain a nice consistent appearance.

C Level – Should be trimmed as needed to eliminate an unkept appearance or if a safety hazard is present.

Supplier will propose new opportunities/recommendations that can improve the parks (including possibility of joint investment)

Tree Work

Supplier will do necessary maintenance to keep all trees alive and trimmed based on the standards defined for A, B, C level areas of the park.

A Level

B Level

C Level

Schedule 3 (Leased Vehicles and Equipment)

(See attached)

Schedule 3

STONEMOR - MOON MSA SCHEDULE 3A (Equipment)

3 Digit #Name	State	ASSET-TYPE-7	Asset	Tag Number	Description

450	Allegheny County Meml Pk	PA	CMEQ	2970	10547	Industrial sweeper
450	Allegheny County Meml Pk	PA	EQUIP	13125	NOC560413	Case 580N
450	Allegheny County Meml Pk	PA	EQUIP	10915		Lowering Device
450	Allegheny County Meml Pk	PA	EQUIP	14340		Lowering Device
454	Greenlawn Burial Estates	PA	CMEQ	2855	10246	XMark Mower
454	Greenlawn Burial Estates	PA	EQUIP	10324	4262	Case 580SM2 Backhoe
454	Greenlawn Burial Estates	PA	EQUIP	14284		2 in 1 Low Boy Maus Lift
458	Lawn Haven Burial Estates	PA	CMEQ	3617	12941	Ford 555E Backhoe
458	Lawn Haven Burial Estates	PA	CMEQ	9894		MAHINDRA 5010 W/ CAB & FRONT B
472	Lakewood Memorial Garden	PA	CAPLEASE	13691		2004 Case 580SM - Tractor (580
472	Lakewood Memorial Garden	PA	CMEQ	3688	13193	CHAIN SAW
472	Lakewood Memorial Garden	PA	CMEQ	3691	13196	HYDRAULIC PUMP
472	Lakewood Memorial Garden	PA	CMEQ	3694	13199	HEDGE TRIMMER
472	Lakewood Memorial Garden	PA	CMEQ	9521		New Tractor
461	Erie County Memorial Park	PA	CMEQ	2948	10483	Kubuta Mower
461	Erie County Memorial Park	PA	CMEQ	5199		Backhoe-Model 580m2T
461	Erie County Memorial Park	PA	CMEQ	5592		MOWER DECK FOR KABOTA MOWER
461	Erie County Memorial Park	PA	CMEQ	6013		Kubota Front Cut Mower
461	Erie County Memorial Park	PA	CMEQ	6047		Forks for Backhoe
461	Erie County Memorial Park	PA	EQUIP	12248		Imperial 5502SK Lowering Devic
467	Mt Royal Meml Park	PA	CMEQ	1825	13094	2 Ford 3930 Tractors
467	Mt Royal Meml Park	PA	CMEQ	2797	10057	#600 Body lift
467	Mt Royal Meml Park	PA	CMEQ	4001	14094	1 Hustler Mower
467	Mt Royal Meml Park	PA	CMEQ	4316	14978	Tailgate salt spreader
467	Mt Royal Meml Park	PA	CMEQ	5237		WACKER
467	Mt Royal Meml Park	PA	CMEQ	9212		Lowering Device
467	Mt Royal Meml Park	PA	CMEQ	9377		New Backhoe
467	Mt Royal Meml Park	PA	EQUIP	10379	66849	Noval Dump Trailer
467	Mt Royal Meml Park	PA	EQUIP	14231	A1-23849	Lowering Device w/grass set A1
465	Roselawn Meml Gardens	PA	CMEQ	1798	13053	Ford Mower, Ford Tractor
465	Roselawn Meml Gardens	PA	CMEQ	3649	13055	LOWERING DEVICE
465	Roselawn Meml Gardens	PA	CMEQ	5164		TRASH PUMP
465	Roselawn Meml Gardens	PA	CMEQ	5202		Backhoe-Model 580m2T
465	Roselawn Meml Gardens	PA	CMEQ	5240		BACKHOE BUCKET
465	Roselawn Meml Gardens	PA	EQUIP	10418	3371	Ex Mark Mower
452	Woodlawn Cemetery	PA	CMEQ	3580	12821	WOCKER TAMPER
452	Woodlawn Cemetery	PA	CMEQ	3587	12828	LEAF VAC
452	Woodlawn Cemetery	PA	EQUIP	12678		Imperial 5502S Lowering Device
452	Woodlawn Cemetery	PA	EQUIP	13283		Streamliner Tow Bar
456	Pinewood Memorial Park	PA	CMEQ	3665	13100	SNOWPLOW & DEFLECTOR
456	Pinewood Memorial Park	PA	CMEQ	4000	14092	Cemetery Equipment
456	Pinewood Memorial Park	PA	CMEQ	4099	14394	New Holland Backhoe
456	Pinewood Memorial Park	PA	CMEQ	4148	14533	2002 Hustler 4600 Serial Mower
456	Pinewood Memorial Park	PA	CMEQ	5330		GENERATOR FOR TRAV MAUS LIFT
456	Pinewood Memorial Park	PA	CMEQ	6155		Weld Pak 3200
456	Pinewood Memorial Park	PA	CMEQ	9517		Backhoe Bucket
456	Pinewood Memorial Park	PA	EQUIP	13920		Trailer 6x12 with ramp
603	Rolling Green Mem Park	PA	CMEQ	3048	10718	Ford Tractor 2120
603	Rolling Green Mem Park	PA	CMEQ	3049	10719	1993 Ford Backhoe 555D
603	Rolling Green Mem Park	PA	CMEQ	3055	10756	FORD 1710 TRACTOR
603	Rolling Green Mem Park	PA	CMEQ	3057	10758	JOHN DEERE 1010 BULLDOZER
603	Rolling Green Mem Park	PA	CMEQ	3871	13769	Ford 2120 Tractor
603	Rolling Green Mem Park	PA	CMEQ	4017	14132	EXMARK 2004 MOWER
603	Rolling Green Mem Park	PA	CMEQ	4332	15013	36"" Backhoe bucket
603	Rolling Green Mem Park	PA	CMEQ	4400	15170	KUBOTA MOWER
603	Rolling Green Mem Park	PA	CMEQ	5325		2005 FORD F-450 W/DUMP BODY

3 Digit #Name	State	ASSET-TYPE-7	Asset	Tag Number	Description

603	Rolling Green Mem Park	PA	CMEQ	5454		Air Compressor
603	Rolling Green Mem Park	PA	CMEQ	6042		Toro 580-D Mower
603	Rolling Green Mem Park	PA	CMEQ	8951		2011 Case 580 N Backhoe
603	Rolling Green Mem Park	PA	EQUIP	10172		Backhoe Forks
603	Rolling Green Mem Park	PA	EQUIP	13952		Tamper serial#101541327617
252	Hillside Cemetery	PA	EQUIP	11732		1994 Ford 555 D
252	Hillside Cemetery	PA	EQUIP	11733		2004 New Holland LB75
252	Hillside Cemetery	PA	EQUIP	11734		2001 John Deere Gator
252	Hillside Cemetery	PA	EQUIP	11735		2004 John Deere Gator
252	Hillside Cemetery	PA	EQUIP	11736		2007 John Deere Gator
252	Hillside Cemetery	PA	EQUIP	11737		2009 John Deere Gator
252	Hillside Cemetery	PA	EQUIP	11738		2012 John Deere Gator
252	Hillside Cemetery	PA	EQUIP	11739		2013 John Deere Gator
252	Hillside Cemetery	PA	EQUIP	11740		1995 John Deere Tractor 970
252	Hillside Cemetery	PA	EQUIP	11741		1994 Ford 1920 Tractor
252	Hillside Cemetery	PA	EQUIP	11742		2008 John Deere 3120 Tractor
252	Hillside Cemetery	PA	EQUIP	11743		2009 New Holland L175 Skid Ste
252	Hillside Cemetery	PA	EQUIP	11745		2 dump trailers Pronovort
252	Hillside Cemetery	PA	EQUIP	11746		Trailer 2013 Carry on
252	Hillside Cemetery	PA	EQUIP	13296		Imperial 5502SK Lowering Devic
252	Hillside Cemetery	PA	EQUIP	13939		Tamper serial#101541327613
108	Mt Lebanon-Forest Lawn	NJ	CAPLEASE	14697	53475	2019 J Deere 310EP VIN 53475
108	Mt Lebanon-Forest Lawn	NJ	CMEQ	4657	11714	RAKES & SHOUELS
108	Mt Lebanon-Forest Lawn	NJ	CMEQ	4659	11716	HEDGE TRIMMERS
108	Mt Lebanon-Forest Lawn	NJ	CMEQ	4664	11721	Red Max Weed Wackers (2)
108	Mt Lebanon-Forest Lawn	NJ	CMEQ	4666	11723	Used Lowering Device
108	Mt Lebanon-Forest Lawn	NJ	CMEQ	4667	11724	HEDGE TRIMMER
108	Mt Lebanon-Forest Lawn	NJ	CMEQ	4668	11725	LOWERING DEVICE
108	Mt Lebanon-Forest Lawn	NJ	CMEQ	4669	11726	John Deere 310 Backhoe Loader
108	Mt Lebanon-Forest Lawn	NJ	CMEQ	4815	14025	Backhoe bucket
108	Mt Lebanon-Forest Lawn	NJ	CMEQ	4839	14310	John Deere AMT626
108	Mt Lebanon-Forest Lawn	NJ	CMEQ	4875	14584	Air Compressor
108	Mt Lebanon-Forest Lawn	NJ	CMEQ	4900	14771	Hydraulic Lift
108	Mt Lebanon-Forest Lawn	NJ	CMEQ	4929	15098	Trimmers
108	Mt Lebanon-Forest Lawn	NJ	CMEQ	5423		TORO SNOW COMMANDER
108	Mt Lebanon-Forest Lawn	NJ	CMEQ	5511		Lowering Device
108	Mt Lebanon-Forest Lawn	NJ	CMEQ	5513		Tent 12x12 Brown w/walls
108	Mt Lebanon-Forest Lawn	NJ	EQUIP	11167	64384	Case 590 Backhoe
108	Mt Lebanon-Forest Lawn	NJ	EQUIP	10081	18500	Trailer
108	Mt Lebanon-Forest Lawn	NJ	EQUIP	10334		P7500E Generator
108	Mt Lebanon-Forest Lawn	NJ	EQUIP	12095		Stihl TS500i cut machine
108	Mt Lebanon-Forest Lawn	NJ	EQUIP	13934		Tamper serial#101541327615
214	Woodlawn Memorial Park	IL	CMEQ	6435		Case 580M 4WD Backhoe
214	Woodlawn Memorial Park	IL	CMEQ	6436		580M 36" Backhoe Bucket
214	Woodlawn Memorial Park	IL	CMEQ	6437		Western Ultra Snow Blad
214	Woodlawn Memorial Park	IL	CMEQ	6438		McIntosh Backhoe Bucket
214	Woodlawn Memorial Park	IL	CMEQ	6439		580M 12" Backhoe Bucket
214	Woodlawn Memorial Park	IL	CMEQ	6454		Sod Cutter (Backhoe Attmt)
214	Woodlawn Memorial Park	IL	CMEQ	7983		Kubota 4wd Tractor Fold Rops
214	Woodlawn Memorial Park	IL	CMEQ	8546		Rammer
214	Woodlawn Memorial Park	IL	CMEQO	6827		Cememtery tent
214	Woodlawn Memorial Park	IL	CMEQO	6831		International Tractor
214	Woodlawn Memorial Park	IL	CMEQO	6854		Toro Snow Blower
214	Woodlawn Memorial Park	IL	CMEQO	6864		Scotts Cememtery Lawn Spreader
214	Woodlawn Memorial Park	IL	EQUIP	13256		John Deere HPX4
214	Woodlawn Memorial Park	IL	EQUIP	11490	52314	Honda trash pump
214	Woodlawn Memorial Park	IL	EQUIP	12467		Casket Lift
214	Woodlawn Memorial Park	IL	EQUIP	14222	A1-23848	Imperial Stainless Steel Devic

3 Digit #Name	State	ASSET-TYPE-7	Asset	Tag Number	Description

214	Woodlawn Memorial Park	IL	EQUIP	14706	10954741	WAC Vibratory Rammer
401	Sunset Hill Cemetery	IL	EQUIP	13003		Dump Trailer
401	Sunset Hill Cemetery	IL	EQUIP	13004		Monument Lift/Sling
401	Sunset Hill Cemetery	IL	EQUIP	13005		Frigid Lowering Device
401	Sunset Hill Cemetery	IL	EQUIP	13006		Frigid Lowering Device
401	Sunset Hill Cemetery	IL	EQUIP	13007		John Deere 310 Backhoe
401	Sunset Hill Cemetery	IL	EQUIP	13008		John Deere 650
401	Sunset Hill Cemetery	IL	EQUIP	13009		John Deere 4005
401	Sunset Hill Cemetery	IL	EQUIP	13010		John Deere 06505
401	Sunset Hill Cemetery	IL	EQUIP	13011		John Deere 06505
401	Sunset Hill Cemetery	IL	EQUIP	13013		2007 Grass Hopper Mower
401	Sunset Hill Cemetery	IL	EQUIP	13014		2010 Grass Hopper Mower
401	Sunset Hill Cemetery	IL	EQUIP	13015		Casket Lift
401	Sunset Hill Cemetery	IL	EQUIP	13856	54095	John Deere 930M Ztrak
401	Sunset Hill Cemetery	IL	EQUIP	12815		#5502SK lowering device
401	Sunset Hill Cemetery	IL	EQUIP	13823	24380834	BS 50-4S Rammer Tamper

STONEMOR - MOON MSA SCHEDULE 3 (Vehicles)

3 Digit #	Name	State	U	nit #	M	odel Description	V IN

450	Allegheny County Memorial Park	PA	01002096	2009 Ford Super Duty F-550 DRW 4WD Reg Cab WB CA (F57)	1FDAF57Y69EA85028
450	Allegheny County Memorial Park	PA	01002102	2014 Ford Super Duty F-550 DRW 4WD Reg Cab WB CA (F5H)	1FDUF5HY0EEB03478
472	Lakewood Memorial Park	PA	00995232	2004 Case 580SM - Tractor (580SM)	N4C304033
461	Erie County Memorial park	PA	00996934	2016 Ford F-350 Chassis XL 4x4 SD Regular Cab 165 in. WB DRW (F3H)	1FDRF3H63GEB56655
461	Erie County Memorial park	PA	01002106	1999 Ford Super Duty F-350 DRW Reg Cab WB 4WD (F37)	1FDWF37S0XEE80535
467	Mt Royal Memorial Park	PA	01002103	2014 Ford Super Duty F-550 DRW 4WD Reg Cab WB CA (F5H)	1FDUF5HYXEEA87399
467	Mt Royal Memorial Park	PA	01002113	2014 Ford Escape Titanium 4dr 4x4 (U9J)	1FMCU9J98EUE32754
467	Mt Royal Memorial Park	PA	01019789	2001 CHEVROLET VENTURE 4DR WAGON EXT (1UM16)	1GNDX03EX1D252778
465	Roselawn Memorial Gardens	PA	01001873	1997 FORD F-250 HD P/U 4X4 133" WB (F26)	1FTHF26H8VEC21947
456	Pinewood Memorial park	PA	01002069	1995 Chevrolet C/K 3500 Reg Cab WB, CA 4WD DRW (CK31003)	1GBJK34K9SE214183
456	Pinewood Memorial park	PA	01002092	2011 Ford Super Duty F-350 DRW 4WD SuperCab 162" WB 60" CA (X3H)	1FD8X3H64BEC82489
603	Rolling Green	PA	01019790	2006 Ford Explorer 4dr 114" WB 4.0L XLT 4WD (U73)	1FMEU73E26ZA11480
252	Hillside Cemetery	PA	01001917	1999 CHEVROLET SILVERADO 1500 REG 133" (CK15903)	1GCEK14V2XE159644
252	Hillside Cemetery	PA	01001934	1997 CHEVROLET 3500 HD CHASS-CAB 183.5" (CC31003)	1GBJC34R6VF047614
252	Hillside Cemetery	PA	01002064	2003 FORD F-250 SD SUPERCAB SRW 4WD (X21)	1FTNX21L83EC15977
252	Hillside Cemetery	PA	01002072	2009 Chevrolet Silverado 1500 Work Truck 4x4 Extended Cab 6.6 ft. box 143.5 in. WB (CK10753)	1GCEK19C79Z237242
252	Hillside Cemetery	PA	01002073	1998 CHEVROLET K2500 REG CAB P/U 131.5" (CK20903)	1GCGK24R5WZ255339
252	Hillside Cemetery	PA	01002112	2007 Ford Super Duty F-450 DRW 4WD Reg Cab WB CA (F47)	1FDXF47Y27EB04028
252	Hillside Cemetery	PA	01008084	2001 Ford Super Duty F-450 Reg Cab 4WD (F47)	1FDXF47S31EA83161
108	Mt. Lebanon Cemetery	NJ	01001925	1998 FORD EXPLORER 4DR WAGON 4X4 (U34)	1FMZU34E2WUB84258
108	Mt. Lebanon Cemetery	NJ	01002174	2009 Ford Super Duty F-250 SRW 4WD Reg Cab 137" (F21)	1FTNF21589EA07014
108	Mt. Lebanon Cemetery	NJ	01002183	1998 GMC SIERRA 1500 REG CAB 131.5 (TC10903)	1GTEC14M0WZ850988
108	Mt. Lebanon Cemetery	NJ	01002184	1998 GMC SIERRA 1500 REG CAB 131.5 (TC10903)	1GTEC14M2WZ850989
108	Mt. Lebanon Cemetery	NJ	01002194	1985 GMC Pickup C2500	2GTFC24H6F1522321
108	Mt. Lebanon Cemetery	NJ	01002195	1997 Ford F-350 Chassis Cab Reg Cab WB, CA DRW 4WD (F38)	3FEKF38G1VMA39752
108	Mt. Lebanon Cemetery	NJ	01002216	2014 Ford Super Duty F-350 DRW 4WD Reg Cab WB CA (F3H)	1FDRF3H60EEB73071
108	Mt. Lebanon Cemetery	NJ	01002218	2008 Ford Escape XLT 3.0L 4dr 4x4 (U93)	1FMCU93128KB85688
108	Mt. Lebanon Cemetery	NJ	01002220	1987 Ford Bronco 2dr Wagon (U15)	1FMEU15H5HLA33628
108	Mt. Lebanon Cemetery	NJ	01002221	1998 FORD EXPLORER 4DR WAGON 4X4 (U34)	1FMZU34EZWUB84258
108	Mt. Lebanon Cemetery	NJ	01016564	2019 John Deere 310EP - Backhoe / Loader (310 EP)	1T0310ELCKG353475
214	Woodlawn Memorial Park	IL	01001654	2002 Chrysler Town & Country All-wheel Drive Passenger Van Small Van (RSCP53)	2C8GT54L82R573985
214	Woodlawn Memorial Park	IL	01001676	2004 Chevrolet Silverado 3500 Chassis Work Truck 4x4 Regular Cab 137 in. WB DRW (CK36003)	1GBJK34UX4E291908
214	Woodlawn Memorial Park	IL	01001687	2005 GMC Sierra 1500 Work Truck 4x4 Extended Cab 6.6 ft. box 143.5 in. WB (TK15753)	1GTEK19BX5E159872
214	Woodlawn Memorial Park	IL	01001907	1989 GMC 3/4 Ton Pickups Fleetside 131.5" 4WD (K20903)	1GTGK24K6KE507331
401	Sunset Hill Memorial Estates	IL	01001673	2005 Chrysler Town & Country LX Front-wheel Drive LWB Passenger Van (RSYH53)	2C4GP44R65R236742
401	Sunset Hill Memorial Estates	IL	01001677	2015 Chevrolet Silverado 2500HD WT 4x4 Regular Cab 8 ft. box 133.6 in. WB (CK25903)	1GC0KUEG8FZ527263
401	Sunset Hill Memorial Estates	IL	01001680	2000 GMC Classic Sierra 3500 Reg Cab 135.5" WB 4WD DRW (TK31003)	1GDJK34R7YF517941

Schedule 4 (Pricing Schedule)

(See attached)

Schedule 4

STONEMOR - MOON MSA SCHEDULE 4

1H'20/ Month (Rollout Period)								2H'20/ Month				2021		2022		2023		2024
3 Digit #	4 Digit #	Name	JAN	FEB	MAR	APR	MAY	JUN	JUL	Monthly	Total	Monthly	Annual	Monthly	Annual	Monthly	Annual	Monthly	Annual

450	5637	Allegheny County Memorial Park	3,725	3,725	3,725	3,725	8,472	10,945	10,945	10,945	99,987	11,164	133,965	11,387	136,645	11,615	139,378	11,847	142,165
454	5618	Greenlawn Burial Estates	3,725	3,725	3,725	3,725	8,472	10,945	10,945	10,945	99,987	11,164	133,965	11,387	136,645	11,615	139,378	11,847	142,165
458	5622	Lawn Haven Burial Estates	3,725	3,725	3,725	3,725	8,472	10,945	10,945	10,945	99,987	11,164	133,965	11,387	136,645	11,615	139,378	11,847	142,165
472	5636	Lakewood Memorial Park	3,725	3,725	3,725	3,725	8,472	10,945	10,945	10,945	99,987	11,164	133,965	11,387	136,645	11,615	139,378	11,847	142,165
461	5625	Erie County Memorial Park	3,725	3,725	3,725	3,725	8,472	10,945	10,945	10,945	99,987	11,164	133,965	11,387	136,645	11,615	139,378	11,847	142,165
467	5631	Mt. Royal Memorial Park	3,725	3,725	3,725	3,725	8,472	10,945	10,945	10,945	99,987	11,164	133,965	11,387	136,645	11,615	139,378	11,847	142,165
465	5629	Roselawn Memorial Gardens - PA	3,725	3,725	3,725	3,725	8,472	10,945	10,945	10,945	99,987	11,164	133,965	11,387	136,645	11,615	139,378	11,847	142,165
452	5616	Woodlawn Cemetery	3,725	3,725	3,725	3,725	8,472	10,945	10,945	10,945	99,987	11,164	133,965	11,387	136,645	11,615	139,378	11,847	142,165
456	5620	Pinewood Memorial Park	3,725	3,725	3,725	3,725	8,472	10,945	10,945	10,945	99,987	11,164	133,965	11,387	136,645	11,615	139,378	11,847	142,165
603	603	Rolling Green Cemetery	9,253	9,253	9,253	18,378	29,079	29,079	29,079	29,079	278,769	29,661	355,928	30,254	363,047	30,859	370,308	31,476	377,714
252	252	Hillside Cemetery	9,253	9,253	9,253	18,378	29,079	29,079	29,079	29,079	278,769	29,661	355,928	30,254	363,047	30,859	370,308	31,476	377,714
108	2163	Mt. Lebanon Cemetery	3,435	3,435	3,435	3,435	3,435	4,219	27,281	27,281	185,081	27,826	333,916	28,383	340,594	28,950	347,406	29,529	354,354
214	214	Woodlawn Memorial Park-IL	2,957	2,957	2,957	2,957	10,016	13,692	13,692	13,692	117,691	13,966	167,592	14,245	170,944	14,530	174,363	14,821	177,850
215	215	Woodlawn Memorial Park II-IL	2,957	2,957	2,957	2,957	10,016	13,692	13,692	13,692	117,691	13,966	167,592	14,245	170,944	14,530	174,363	14,821	177,850
401	401	Sunset Hill Cemetery	3,039	3,039	3,039	3,039	7,485	13,441	13,441	13,441	113,731	13,710	164,522	13,984	167,813	14,264	171,169	14,549	174,592

TOTALS			64,421	64,421	64,421	82,672	165,362	201,707	224,768	224,768	1,991,614	229,264	2,751,166	233,849	2,806,189	238,526	2,862,313	243,297	2,919,559
		Bi-Monthly Payment				41,336	82,681	100,854	112,384	112,384		114,632		116,925		119,263		121,648

Schedule 5 (Outsourced Sites)

(See attached)

Schedule 5

STONEMOR - MOON MSA SCHEDULES 1 & 5

						StoneMor Field Organization			Moon Organization
3 Digit #	4 Digit #	Name	Address	Rollout Date	Outsourced Status	Division	Area	Cluster	RegionSub-Region

450	5637	Allegheny County Memorial Park	1600 Duncan Avenue Allison Park, PA 15101	5/11/2020	YES	North	NA2	NC08	R3	North Pittsburgh
454	5618	Greenlawn Burial Estates	731 West Old Route 422 Butler, PA 16001	5/11/2020	YES	North	NA2	NC08	R3	North Pittsburgh
458	5622	Lawn Haven Burial Estates	1290 Butler Road Worthington, PA 16262	5/11/2020	YES	North	NA2	NC08	R3	North Pittsburgh
472	5636	Lakewood Memorial Park	943 Rt 910 Cheswick, PA 15024	5/11/2020	YES	North	NA2	NC08	R3	North Pittsburgh
461	5625	Erie County Memorial Park	7880 Edinboro Road Erie, PA 16509	5/11/2020	NO	North	NA2	NC08	R3	North Pittsburgh
467	5631	Mt. Royal Memorial Park	2700 Mt. Royal Blvd. Glenshaw, PA 15116	5/11/2020	YES	North	NA2	NC08	R3	North Pittsburgh
465	5629	Roselawn Memorial Gardens - PA	17045 Conneaut Lake Road Meadville, PA 16335	5/11/2020	NO	North	NA2	NC08	R3	North Pittsburgh
452	5616	Woodlawn Cemetery	450 Penn Avenue Aliquippa, PA 15001	5/11/2020	YES	North	NA2	NC07	R3	North Pittsburgh
456	5620	Pinewood Memorial Park	20950 Rte 19 Cranberry Twp., PA 16066	5/11/2020	YES	North	NA2	NC08	R3	North Pittsburgh
603	603	Rolling Green Cemetery	1008 West Chester Pike West Chester, PA 19382	4/16/2020	YES	North	NA3	NC10	R4	Philadelphia - Non AOP
252	252	Hillside Cemetery	2556 Susquehana Rd Roslyn, PA 19001	4/16/2020	YES	North	NA1	NC01	R4	Philadelphia - Non AOP
108	2163	Mt. Lebanon Cemetery	485B Route 1 South, Suite 340	6/29/2020	YES	North	NA4	NC11	R4	New Jersey
214	214	Woodlawn Memorial Park-IL	23060 West Jeﬀerson St Joliet, IL 60431	5/11/2020	YES	South	SA4	SC39	R1	Chicago
215	215	Woodlawn Memorial Park II-IL	22500 West Jeﬀerson St Joliet, IL 60431	5/11/2020	YES	South	SA4	SC39	R1	Chicago
401	401	Sunset Hill Cemetery	50 Fountain Drive Glen Carbon, IL 62034	5/18/2020	NO	South	SA4	SC37	R1	West